UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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ECHO THERAPEUTICS, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECHO THERAPEUTICS, INC.
10 Forge Parkway
Franklin, Massachusetts 02038

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 20, 2008

To the Shareholders of Echo Therapeutics, Inc.:

Notice is hereby given that the 2008 Annual Meeting of Shareholders (the “Annual Meeting”) of Echo Therapeutics, Inc., a Minnesota corporation (the “Company”), will be held at 4:00 p.m., local time, on Tuesday, May 20, 2008, at the offices of Drinker Biddle & Reath LLP, located at One Logan Square, 1800 Cherry Street, Philadelphia, Pennsylvania 19103, to consider and act upon the following proposals:

1. To elect five directors to the Company’s Board of Directors;

2. To approve the Company’s reincorporation in the State of Delaware and other related changes in the rights of shareholders;

3. To approve the Echo Therapeutics, Inc. 2008 Equity Incentive Plan;

4. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

5. To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company has no knowledge of any other business to be transacted at the Annual Meeting. Only holders of record of the Company’s common stock, $.01 par value per share, at the close of business on March 31, 2008 are entitled to notice of and to vote at the Annual Meeting. All shareholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to mark, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Harry G. Mitchell,
Secretary

Franklin, Massachusetts
April 15, 2008

PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 APPROVAL OF REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE AND OTHER RELATED CHANGES IN THE RIGHTS OF SHAREHOLDERS
SUMMARY OF DISSENTERS’ RIGHTS
PROPOSAL 3
APPROVAL OF THE ECHO THERAPEUTICS, INC. 2008 EQUITY INCENTIVE PLAN
DESCRIPTION OF THE ECHO THERAPEUTICS, INC. 2008 EQUITY INCENTIVE PLAN
PROPOSAL 4
ADDITIONAL INFORMATION
APPENDIX A
RECITALS
EXHIBIT A
EXHIBIT B
APPENDIX B
APPENDIX C
APPENDIX D
APPENDIX E

ECHO THERAPEUTICS, INC.
10 Forge Parkway
Franklin, Massachusetts 02038

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On May 20, 2008

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Echo Therapeutics, Inc., a Minnesota corporation (the “Company”), for use at the Company’s 2008 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., local time, on Tuesday, May 20, 2008, at the offices of Drinker Biddle & Reath LLP located at One Logan Square, 1800 Cherry Street, Philadelphia, PA 19103, or at any adjournments thereof. The Notice of Annual Meeting, this Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 are expected to be first sent or given to shareholders commencing on or about April 15, 2008. The Company’s principal executive offices are located at 10 Forge Parkway, Franklin, Massachusetts 02038, and its telephone number is (508) 553-8850.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company may engage a paid proxy solicitor to assist in the solicitation. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s common stock, $.01 par value per share, held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of the Company’s common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to the original solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights

The Board of Directors has fixed March 31, 2008 as the record date for determining holders of common stock who are entitled to vote at the Annual Meeting. As of the record date, the Company had approximately 18,510,581 shares of common stock outstanding and entitled to be voted. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. A majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of common stock entitled to vote is required to approve the reincorporation of the Company in the State of Delaware and other related changes in the rights of shareholders (Proposal No. 2). The affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and voting on the matter is required to approve the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (Proposal No. 3), and to ratify the appointment of Wolf & Company, P.C. (“Wolf & Company”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal No. 4).

With respect to the election of directors, assuming a quorum is present, the five nominees receiving the highest number of votes cast at the Annual Meeting will be elected. With respect to the approval of the Echo Therapeutics, Inc. 2008 Equity Incentive Plan and the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008, each proposal will be approved if a majority of the shares present in person or by proxy and casting a vote on the proposal vote FOR the proposal. With respect to the approval of the Company’s reincorporation in the State of Delaware and other related changes in the rights of shareholders, the proposal will be approved if holders of a majority of the voting power of the outstanding shares of common stock vote FOR the proposal. If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present, but will not affect the outcome of any vote.

To vote by mail, please sign, date and complete the enclosed proxy card and return it in the enclosed envelope. No postage is necessary if the proxy card is mailed in the United States. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, 10 Forge Parkway, Franklin, Massachusetts 02038, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Annual Meeting, giving notice of revocation and voting in person. Attendance at the Annual Meeting, by itself, will not constitute revocation of a proxy. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the shareholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the five director nominees named herein;

•	FOR the approval the Company’s reincorporation in the State of Delaware and other related changes in the rights of shareholders;

•	FOR the approval of the Echo Therapeutics, Inc. 2008 Equity Incentive Plan;

•	FOR the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments thereof.

All shares represented by proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock, as of March 25, 2008 (except as otherwise provided below) by the following individuals or entities: (i) each shareholder known to us to beneficially own more than 5% of the outstanding shares of the Company’s common stock; (ii) the Chief Executive Officer and the two most highly compensated executive officers other than the Chief Executive Officer (the “Named Executive Officers”); (iii) each director; and (iv) current executive officers and directors, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after March 25, 2008 through the exercise of any stock option or other right, including upon the exercise of warrants to purchase shares of common stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person. As of March 25, 2008, there were issued and outstanding 18,510,581 shares of the Company’s common stock.

	Amount and Nature of
	Beneficial Ownership of Common Stock as of March 25, 2008
	Number		Percentage
Name and Address of Beneficial Owner(1)	of Shares(2)		of Class

Beneficial Owners:
Allen Cato, M.D., Ph.D. Cato Holding Company (d/b/a Cato BioVentures) 4364 South Alston Avenue Durham, North Carolina 27713	3,968,614	(3)	21.44%
Platinum — Montaur Life Sciences, LLC 152 West 57th Street, 54th Floor New York, New York 10019	2,815,266	(4)	9.99%
Matthew Balk c/o Sherbrooke Partners, LLC 590 Madison Avenue, Floor 5 New York, New York 10022	2,400,000	(5)	12.64%
Michael R. Wigley P.O. Box 376 Long Lake, Minnesota 55356	1,238,201	(6)	6.59%
Directors and Executive Officers:
Vincent D. Enright	16,667	(7)	*
Robert S. Langer	391,312	(8)	2.11%
Patrick T. Mooney, M.D.	959,241	(9)	5.09%
Shawn K. Singh, J.D.	959,241	(10)	5.09%
Walter W. Witoshkin	204,166	(11)	1.09%
Harry G. Mitchell	414,833	(12)	2.20%

All directors and executive officers as a group (6 persons)	2,945,460		14.89%

*	Less than one percent.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Echo Therapeutics, Inc., 10 Forge Parkway, Franklin, MA 02038.

(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(3)	Based on a Schedule 13D filed with the Securities and Exchange Commission on September 24, 2007. Includes 113,389 shares of common stock held by Allen Cato, M.D., Ph.D. directly and 3,855,225 shares of common stock held by Cato Holding Company (doing business as Cato BioVentures).

(4)	Based on information provided in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 and information regarding the purchase of an 8% senior convertible promissory note in the principal amount of $1,561,740 and warrants to purchase 578,422 shares of common stock on February 11, 2008. Consists of 900,000 shares of common stock, 1,156,844 shares of common stock issuable upon conversion of the 8% senior convertible promissory note and warrants to purchase 758,422 shares of common stock. The note and the warrants provide a limitation on the conversion of the note and exercise of such warrants, such that the number of shares of common stock that may be acquired by the holder upon conversion of the note or exercise of the warrants shall be limited to the extent necessary to ensure that following such conversion or exercise the total number of shares of common stock then beneficially owned by the holder does not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

(5)	Based on a Schedule 13D filed with the Securities and Exchange Commission on February 9, 2007 by Sherbrooke Partners, LLC and Matthew Balk. Consists of (i) 1,420,000 shares of common stock beneficially owned by Sherbrooke Partners, (ii) 355,000 shares that may be acquired within 60 days upon the exercise of warrants beneficially owned by Sherbrooke Partners, (iii) 500,000 shares of common stock beneficially owned by Mr. Balk as custodian for his children and (iv) 125,000 shares that may be acquired within 60 days upon the exercise of warrants beneficially owned by Mr. Balk as custodian for his children. Matthew Balk is the managing member of Sherbrooke Partners, LLC.

(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 25, 2008. Consists of 953,130 shares of common stock, 141,657 shares issuable upon exercise of options for shares of common stock, 46,259 shares of common stock issuable upon conversion of an 8% senior convertible promissory note and warrants to purchase 23,129 shares of common stock issued in connection with the 8% senior convertible promissory note, and warrants to purchase 42,353 additional shares of common stock. The note and the warrants issued in connection with the note provide a limitation on the conversion of the note and exercise of such warrants, such that the number of shares of common stock that may be acquired by the holder upon conversion of the note or exercise of the warrants shall be limited to the extent necessary to ensure that following such exercise the total number of shares of common stock then beneficially owned by the holder does not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise). Mr. Wigley’s reported beneficial ownership also includes 10,820 shares of common stock and 4,000 shares issuable upon the exercise of warrants held by Mr. Wigley and his wife as custodian for the benefit of their children and 16,853 shares issuable upon the exercise of warrants held by a corporation of which Mr. Wigley and his wife are majority stockholders.

(7)	Represents 16,667 shares that may be acquired by Mr. Enright within 60 days upon the exercise of stock options.

(8)	Includes 76,937 shares that may be acquired by Dr. Langer within 60 days upon the exercise of stock options.

(9)	Includes 333,334 shares that may be acquired by Dr. Mooney within 60 days upon the exercise of stock options.

(10)	Includes 333,334 shares that may be acquired by Mr. Singh within 60 days upon the exercise of stock options.

(11)	Includes 141,666 shares that may be acquired by Mr. Witoshkin within 60 days upon the exercise of stock options and 12,500 shares of common stock which Mr. Witoshkin may acquire within 60 days upon exercise of warrants.

(12)	Includes 345,833 shares that may be acquired by Mr. Mitchell within 60 days upon the exercise of stock options and 14,000 shares of common stock which Mr. Mitchell may acquire within 60 days upon exercise of warrants.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors is currently fixed at five members. As of March 25, 2008 the Company has five directors. As set forth in the following table, the Board of Directors has nominated and recommended Vincent D. Enright, Robert S. Langer, Sc.D., Patrick T. Mooney, M.D., Shawn K. Singh, J.D. and Walter W. Witoshkin for election to the Board of Directors. All directors will hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Each of the foregoing nominees is currently serving as a director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of the five nominees. The Board of

Directors has no reason to believe that any nominee will be unable or unwilling to serve, but if such should be the case, the proxies may be voted for the election of a substitute nominee.

Name and Year
Director First Became a Director	Position(s) with the Company

Vincent D. Enright (2008)	Director
Robert S. Langer, Sc.D (2002)	Director
Patrick T. Mooney, M.D. (2007)	Chief Executive Officer and Chairman of the Board of Directors
Shawn K. Singh, J.D. (2007)	President and Director
Walter W. Witoshkin (2007)	Director

The Board of Directors unanimously recommends a vote “FOR” each of the nominees listed above.

Directors and Executive Officers

The current directors standing for reelection and executive officers of the Company are as follows:

Name	Age	Position(s) with the Company

Vincent D. Enright(2)(3)	64	Director
Robert S. Langer, Sc.D	59	Director
Harry G. Mitchell	57	Chief Operating Officer and Chief Financial Officer, Treasurer and Secretary
Patrick T. Mooney, M.D.	40	Chief Executive Officer and Chairman of the Board of Directors
Shawn K. Singh, J.D.	45	President and Director
Walter W. Witoshkin(1)(2)(3)	63	Director

(1)	Member of Audit Committee of the Board of Directors.

(2)	Member of Compensation Committee of the Board of Directors.

(3)	Member of Nominating Committee of the Board of Directors.

Set forth below is a biographical description of each director and executive officer of the Company based on information supplied by each of them.

Mr. Enright was appointed to the Board of Directors on March 25, 2008 to fill the vacancy left by the resignation of Michael R. Wigley. Mr. Enright currently serves as a director and audit committee chairman of certain of the funds managed by Gabelli Funds, LLC, a mutual fund manager, positions he has held since 1991. Mr. Enright served as Senior Vice President and Chief Financial Officer of KeySpan Corporation, a NYSE public utility company, from 1994 to 1998. He previously served as a director of Aphton Corporation from September 2004 through November 2006 (Nasdaq: APHT).

Dr. Langer is a co-founder of the Company and has served as a scientific consultant and director since June 2002. Dr. Langer is currently the Chairman of the Company’s Scientific Advisory Board. Since 1978, Dr. Langer has been on the Massachusetts Institute of Technology (MIT) faculty and since 2005 been Germeshausen Professor of Chemical and Biomedical Engineering at MIT. Dr. Langer is also currently a director of Momenta Pharmaceuticals, Inc., a biotechnology company developing drugs based on sugar sequencing technology, Alseres, Inc., a company focused on research and development of therapeutic and diagnostic products, and Wyeth, a pharmaceutical and consumer healthcare products company. Dr. Langer received his B.S. from Cornell University in 1970 and his Ph.D. from MIT in 1974, both in chemical engineering.

The Company appointed Mr. Mitchell its Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary in September 2007. Mr. Mitchell served as the Company’s Interim Chief Financial Officer from June 2006 until September 2006, at which time he was appointed the Company’s full-time Vice President of Finance, Chief Financial Officer and Treasurer. In December 2006, Mr. Mitchell was appointed Chief Financial Officer on a part-time consulting basis and in January 2007, Mr. Mitchell was also appointed Interim Chief Executive Officer on a part-time consulting basis. On January 16, 2007, Mr. Mitchell was hired as an employee of the Company to serve as Interim Chief Executive Officer, Chief Financial Officer and Treasurer in which capacity he served until September 2007. From 2004 until June 2006, Mr. Mitchell served as President and Chief Executive Officer of MedTech Advances, Inc. and provided financial and other consulting services to several other corporations. From 1999 to 2004, Mr. Mitchell was Senior Vice President, Chief Financial Officer and Treasurer of Boston Medical Technologies, Inc. Mr. Mitchell is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants.

The Company engaged Dr. Mooney as its Chief Executive Officer in September 2007. On January 19, 2008, Dr. Mooney was appointed Chairman of the Board of Directors. Dr. Mooney previously served as President, Chief Executive Officer and Director of Durham Pharmaceuticals Ltd. (doing business as Echo Therapeutics, Inc.), a North Carolina corporation (prior to its merger with Sontra Medical Corporation) from September 2006 to September 2007. Prior to joining Echo Therapeutics, Inc., Dr. Mooney was President, Chief Executive Officer and Chairman of Aphton Corporation (Nasdaq: APHT) from January 2004 to November 2006. From August 2001 to April 2003, Dr. Mooney served as Vice President, Senior Biotechnology Analyst for Thomas Weisel Partners, LLC, a full services investment firm. Dr. Mooney graduated from the Jefferson Medical College of Thomas Jefferson University and trained as a surgical resident at Thomas Jefferson University Hospital.

The Company engaged Mr. Singh as its President on a part-time basis in September 2007. Mr. Singh served as President and Director of Durham Pharmaceuticals Ltd. (doing business as Echo Therapeutics, Inc.), a North Carolina corporation (prior to its merger with Sontra Medical Corporation) from November 2004 to September 2006 and as its Chairman of the Board from September 2006 to September 2007. Mr. Singh also serves as Chief Operating Officer and a Principal of Cato BioVentures, Chief Business Officer of Cato Research (roles in which he has served since 2001), and since 2004, as Chief Executive Officer of Hemodynamic Therapeutics, a majority-owned subsidiary of Cato BioVentures. Mr. Singh has served as director of VistaGen Therapeutics since 2000, and following VistaGen’s acquisition of Artemis Neurosciences (of which Mr. Singh was President at the time of the acquisition) in 2003, as its Chief Operating Officer (on a part-time basis). From 1993 to 2000, Mr. Singh served as Chief Business Officer of SciClone Pharmaceuticals (Nasdaq: SCLN). Mr. Singh also served as a corporate finance associate with Morrison & Foerster LLP. Mr. Singh is a member of the California State Bar.

Mr. Witoshkin has served as a director since 2007. Mr. Witoshkin is Chairman and Chief Executive Officer of QuantRx Biomedical Corporation. A 40-year veteran of the pharmaceutical, healthcare and biomedical industries, Mr. Witoshkin joined QuantRx in May 2005. He has held senior executive positions at leading healthcare product and pharmaceutical companies, most recently SmithKline Beecham, now Glaxo SmithKline, where he was Vice President of Business Development and Chief Financial Officer from 2003 to 2005. In 1989, Mr. Witoshkin established Menley & James Laboratories, Inc., after purchasing 32 SmithKline Beecham over-the-counter pharmaceutical and toiletry product brands. Menley & James had its initial public offering in 1992. He earlier held several senior finance positions at American Cyanamid, which became American Home and then Wyeth. Mr. Witoshkin joined QuantRx from Trident Group LLC, global operational consultants to the pharmaceutical and related healthcare industries. As a founding partner of Trident Group, Mr. Witoshkin specialized in alternative sourcing for manufacturing and the acquisition of technologies and products.

As noted above, Dr. Patrick Mooney, the Company’s current Chairman of the Board of Directors and a director nominee, as well as its Chief Executive Officer, formerly served as the President and Chief Executive Officer of Aphton Corporation. During his tenure there, on May 23, 2006, Aphton Corporation declared bankruptcy under Chapter 11 of the United States Bankruptcy Code. At the time the bankruptcy was declared, Vincent Enright, another director of the Company and director nominee, was a director of Aphton Corporation.

Independence of Members of Board of Directors

The Board of Directors has determined that each of Dr. Robert S. Langer and Messrs. Vincent D. Enright and Walter W. Witoshkin, constituting three of the five directors of the Company, satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board of Directors.

The Board of Directors and its Committees

The Board of Directors met nine (9) times (including by telephone conference) during the fiscal year ended December 31, 2007. During the fiscal year ended December 31, 2007, each of the Company’s incumbent directors attended at least 75 percent of the total number of meetings of the Board of Directors and all meetings of committees of the Board of Directors on which he served.

The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which assists the Board of Directors in fulfilling its responsibilities to the Company’s shareholders concerning the Company’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, the Company’s independent auditors and management. The Audit Committee discusses with the Company’s management and the Company’s independent auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the Company’s independent auditors. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee preapproves all audit services to be provided to the Company, whether provided by the principal independent auditors or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditors. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, which is available in the corporate governance section of the Company’s website at www.echotx.com. The Audit Committee currently consists of Mr. Witoshkin, who is independent as defined under applicable Nasdaq listing standards. The Audit Committee met four (4) times during the fiscal year ended December 31, 2007. In the fiscal year ended December 31, 2007, Messers. Puorro and Sullivan served on the Audit Committee until their resignations from the Board of Directors on June 18, 2007 and May 22, 2007, respectively. Both Messrs. Witoshkin and Amaral were appointed to the Audit Committee on May 22, 2007. Mr. Amaral served on the Audit Committee until his resignation from the Board of Directors on September 14, 2007.

The Board of Directors has a Compensation Committee, which generally assists the Board of Directors with respect to matters involving the compensation of the Company’s directors and executive officers. The responsibilities of the Compensation Committee include determining salaries and other forms of compensation for the chief executive officer and the other executive officers of the Company, reviewing and making recommendations to the Board of Directors with respect to director compensation, periodically reviewing and making recommendations to the Board with respect to the design and operation of incentive-compensation and equity-based plans and generally administering the Company’s equity-based incentive plans. The Compensation Committee is primarily responsible for considering and determining executive and director compensation. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate under the circumstances. In addition, to the extent permitted by applicable law and the provisions of a given equity-based incentive plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such plan to consultants to the Company, employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. Historically, the chief executive officer, in consultation with the Compensation Committee and within certain per-person and per-year limits established by the Compensation Committee, has been authorized to make limited stock option grants to non-executive officers of the Company.

The Company’s chief executive officer generally makes recommendations to the Compensation Committee regarding the compensation of other executive officers. In addition, the chief executive officer is often invited to attend Compensation Committee meetings and participates in discussions regarding the compensation of other executive officers, but the Compensation Committee ultimately approves the compensation of all executive officers. Other than making recommendations and participating in discussions regarding the compensation of other executive officers, the Company’s chief executive officer generally does not play a role in determining the amount or form of executive compensation. Except for the participation by the chief executive officer in meetings regarding the compensation of other executive officers, the Compensation Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation. The chief executive officer does not make proposals or recommendations regarding his own compensation.

The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation. However, the Compensation Committee did not engage the services of any compensation consultants in determining or recommending the amount or form of executive and director compensation for the fiscal year ended December 31, 2007. The Board of Directors has adopted a written charter for the Compensation Committee, which is available in the corporate governance section of the Company’s website at www.echotx.com. During 2007, the Compensation Committee met on one occasion. Messrs. Wigley, Sullivan and Amaral served on the Compensation Committee until their resignations from the Board of Directors on January 18, 2008, May 22, 2007 and September 14, 2007, respectively. Mr. Witoshkin was appointed to the Compensation Committee on February 14, 2007. The Compensation Committee currently consists of Mr. Witoshkin and Mr. Enright.

The Board of Directors had a Nominating Committee through May 22, 2007, which assisted the Company in identifying individuals qualified to become directors. On May 22, 2007, the Board of Directors dissolved the Nominating Committee and transferred the duties of the Nominating Committee to all independent members of the Board of Directors. On March 28, 2008, the Board of Directors reconstituted the Nominating Committee. The Nominating Committee currently consists of Mr. Witoshkin and Mr. Enright, each of whom is independent as defined under applicable Nasdaq listing standards. The Nominating Committee did not meet during the fiscal year ended December 31, 2007. The Board of Directors has adopted a written charter for the Nominating Committee, which is available in the corporate governance section of the Company’s website at www.echotx.com. In recommending candidates for election to the Board of Directors, the Nominating Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees. The Board of Directors requires that all nominees for the Board of Directors have a reputation for integrity, honesty and adherence to high ethical standards. In addition, nominees should also have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company. The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Shareholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information regarding such candidate, including the candidate’s name, biographical data and qualifications. The Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation. Shareholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information regarding such candidate, including the candidate’s name, biographical data and qualifications.

Due to the size of the Company and its relatively small shareholder base, the Company has no formal process for shareholders to send communications to the Board of Directors. Shareholders may send written communications to the Board of Directors or any individual member of the Board of Directors to the Company’s offices at 10 Forge Parkway,

Franklin, MA 02038. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Historically, the Company has held a Board of Directors meeting at the time of its annual meeting of shareholders and has requested that its directors attend the annual meeting of shareholders. All of the incumbent directors attended the 2007 annual meeting of shareholders.

PROPOSAL 2

APPROVAL OF REINCORPORATION OF THE COMPANY IN THE STATE OF DELAWARE AND
OTHER RELATED CHANGES IN THE RIGHTS OF SHAREHOLDERS

General

The Company proposes to reincorporate under the laws of the State of Delaware. Accordingly, the Board of Directors has unanimously approved and recommended for shareholder approval a proposal to reincorporate the Company under the laws of the State of Delaware (the “Reincorporation”). The Reincorporation from Minnesota to Delaware would be effected by merging the Company with and into Echo Therapeutics, Inc., a Delaware corporation and wholly-owned subsidiary of the Company bearing the same name as the Company (“Echo Therapeutics Delaware,” the “Subsidiary” or the “Surviving Company”). The Surviving Company would be incorporated in Delaware and operate under the name “Echo Therapeutics, Inc.” The Reincorporation will not result in any material change in the business, management, assets, liabilities or net worth of the Company. The directors elected at the Annual Meeting and the officers appointed by them would be the directors and officers of the Surviving Company after the Reincorporation.

The Reincorporation will be effected pursuant to the terms of an agreement and plan of merger, in substantially the form attached hereto as Appendix A, between the Company and the Subsidiary with the Subsidiary continuing as the Surviving Company after the Reincorporation. The Company anticipates that the Reincorporation will become effective as soon as practicable following shareholder approval; however, the Reincorporation may be abandoned by the Board of Directors before the effective date of the Reincorporation, either before or after shareholder approval.

Reasons for the Reincorporation

The Company believes reincorporating in Delaware is advisable and in the best interests of the shareholders because Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws. The General Corporation Law of Delaware (“DGCL”) is frequently revised and updated to accommodate changing legal and business needs. Delaware has also established a specialized court, the Court of Chancery, having exclusive jurisdiction over matters relating to the DGCL. The Chancery Court has no jurisdiction over criminal and tort cases, and corporate cases are heard by judges, without juries, who have many years of experience with corporate law issues. Traditionally, this has meant that the Delaware courts are able in most cases to process corporate litigation relatively quickly and effectively. As a result, Delaware courts have developed considerable expertise in dealing with corporate issues and produced a substantial body of case law construing Delaware corporate laws. Because the legal system in the United States is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Company and its shareholders by allowing the Company’s Board of Directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. For these reasons, many public corporations have chosen to incorporate under the laws of Delaware or have, like the Company proposes, reincorporated under Delaware law.

Reincorporation from Minnesota to Delaware may also make it easier to attract and retain future candidates willing to serve on the Company’s Board of Directors because many of such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

Effect on Company Stock

The proposed Reincorporation will be effected by completing a merger transaction in which the Company would merge with and into Echo Therapeutics Delaware. Prior to the proposed Reincorporation, the Company and Echo Therapeutics Delaware will enter into an agreement and plan of merger, in substantially the form attached hereto as Appendix A, which will provide, as follows:

•	The Company will be merged with and into Echo Therapeutics Delaware, with Echo Therapeutics Delaware remaining as the surviving corporation and the Company’s separate existence as a Minnesota corporation will cease;

•	each holder of the Company’s common stock, par value $.01 per share, will receive one share of Echo Therapeutics Delaware common stock, par value $0.01 per share, for each share of Echo Therapeutics common stock owned by such holder;

•	certificates formerly representing shares of the Company’s common stock will thereafter represent shares of Echo Therapeutics Delaware common stock;

•	all outstanding options, warrants and other rights to purchase shares of the Company’s common stock will automatically convert into an option, warrant or other right to purchase the same number of shares of Echo Therapeutics Delaware common stock;

•	the certificate of incorporation of Echo Therapeutics Delaware, substantially in the form attached to this proxy statement as Appendix B, will replace the Company’s existing articles of incorporation; and

•	the name of Echo Therapeutics Delaware, as the surviving corporation, will remain “Echo Therapeutics, Inc.”

It will not be necessary for the Company’s shareholders to exchange their existing stock certificates for stock certificates of Echo Therapeutics Delaware; outstanding certificates of the Company’s common stock should not be destroyed or sent to the Company. Following the Reincorporation, delivery of previously outstanding stock certificates of the Company will constitute “good delivery” in connection with sales through a broker, or otherwise, of shares of Echo Therapeutics Delaware.

Comparative Rights of the Company’s Shareholders and Echo Therapeutics Delaware Stockholders

If the Reincorporation is approved by the requisite vote of the shareholders at the Annual Meeting, the holders of the Company’s common stock, whose rights are currently governed by the Minnesota Business Corporation Act (the “MBCA”), and the Company’s Articles of Incorporation and Bylaws, will become stockholders of Echo Therapeutics Delaware, which is a Delaware corporation. Accordingly, following Reincorporation, their rights will be governed in accordance with the DGCL and Echo Therapeutics Delaware’s Certificate of Incorporation, in substantially the form attached hereto as Appendix B, and Bylaws, in substantially the form attached hereto as Appendix C, which are substantially identical to the Company’s existing charter documents. Certain differences in the rights of shareholders arise from distinctions between the MBCA and the DGCL, as well as from the Company’s charter instruments as compared to Echo Therapeutics Delaware’s charter instruments. The following is a brief description of those differences. This discussion is not intended to be a complete statement of the differences, but rather a summary of the more significant differences affecting the rights of such shareholders and certain important similarities. The identification of certain provisions or differences is not meant to indicate that other equally or more significant differences do not exist. The following summary discussion is qualified in its entirety by reference to the MBCA, DGCL, the Company’s Articles of Incorporation and Bylaws, and Echo Therapeutics Delaware’s Certificate of Incorporation and Bylaws attached hereto, to which you are referred.

Shareholders’ Action Without a Meeting

Under Minnesota law, any action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting by written consent signed by all of the shareholders entitled to vote on such action, and a publicly-held company cannot provide for a lower threshold or otherwise restrict this ability in its articles of incorporation. In contrast, Delaware law permits such an action to be taken by written consent if the written consent is signed by the holders of shares that would have been required to effect the action at a meeting of the stockholders. Stockholders who do not sign the written consent must be notified promptly following the effectiveness of a written consent. Generally, holders of a majority of the Company’s outstanding shares may take action by written consent in lieu of a shareholder meeting. However, Delaware law also provides that a corporation’s certificate of incorporation may restrict or prohibit stockholders’ action without a meeting. Echo Therapeutics Delaware’s Certificate of Incorporation will parallel the rights of stockholders of the Company under Minnesota law and provides that stockholders may act by written consent signed by all the stockholders entitled to vote on an action.

Annual Meetings of Stockholders

Minnesota law provides that if a regular meeting of shareholders has not been held during the immediately preceding 15 months, a shareholder or shareholders holding 3% or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders. Delaware law provides that if no date has been set for an annual meeting of stockholders for a period of 13 months after the last annual meeting, any stockholder or director may request the Delaware Court of Chancery to order that a meeting be held.

Special Meetings of Stockholders

Minnesota law provides that the chief executive officer, the chief financial officer, two or more directors, a person authorized in the articles or bylaws to call a special meeting, or a shareholder holding 10% or more of the voting power of all shares entitled to vote, may call a special meeting of the shareholders, except that a special meeting concerning a business combination must be called by 25% of the voting power. Under Delaware law, only the board of directors or those persons authorized by the corporation’s certificate of incorporation or bylaws may call a special meeting of the corporation’s stockholders. The Bylaws of Echo Therapeutics Delaware will provide that special meetings of stockholders may be called by the corporation’s Chief Executive Officer, Chief Financial Officer, any two or more directors, or at the request of stockholders owning a 75% majority of the voting power of the outstanding shares entitled to vote.

Proxies

Both Minnesota and Delaware law permit proxies of definite duration. If the proxy is indefinite as to its duration, under Minnesota law it is valid for 11 months, under Delaware law, the proxy is valid for three years.

Stockholder Voting

Under both Minnesota law and Delaware law, action on certain matters, including the sale, lease or exchange of all or substantially all of the corporation’s property or assets, mergers, and consolidations and voluntary dissolution, must be approved by the holders of a majority of the outstanding shares. In addition, both states’ laws provide that the articles or certificate of incorporation may provide for a supermajority of the voting power of the outstanding shares to approve such extraordinary corporate transactions. Neither the Company’s Articles of Incorporation nor Echo Therapeutics Delaware’s Certificate of Incorporation contain such a provision.

Voluntary Dissolution

Minnesota law provides that a corporation may be dissolved by the voluntary action of holders of a majority of a corporation’s shares entitled to vote at a meeting called for the purpose of considering such dissolution. Delaware law provides that voluntary dissolution of a corporation first must be deemed advisable by a majority of the board of directors and then approved by a majority of the outstanding stock entitled to vote. Delaware law further provides for voluntary dissolution of a corporation without action of the directors if all of the stockholders entitled to vote on such dissolution consent in writing to such dissolution.

Minnesota law provides that a court may dissolve a corporation in an action by a shareholder where: (a) the situation involves a deadlock in the management of corporate affairs and the shareholders cannot break the deadlock; (b) the directors have acted fraudulently, illegally, or in a manner unfairly prejudicial to the corporation; (c) the shareholders are divided in voting power for two consecutive regular meetings to the point where successor directors are not elected; (d) there is a case of misapplication or waste of corporate assets; or (e) the duration of the corporation has expired. Delaware law provides that courts may revoke or forfeit the charter of any corporation for abuse, misuse or nonuse of its corporate powers, privileges or franchises.

Inspection of Shareholder Lists

Under Minnesota law, any shareholder has an absolute right, upon written demand, to examine and copy, in person or by a legal representative, at any reasonable time, the corporation’s share register. Under Delaware law, any stockholder, upon written demand under oath stating the purpose thereof, has the right during the usual hours for business to inspect for any proper purpose a list of the corporation’s stockholders and to make copies or extracts therefrom.

Preemptive Rights

Under Minnesota law, shareholders have preemptive rights to acquire a certain fraction of the unissued securities or rights to purchase securities of a corporation before the corporation offers them to other persons, unless the corporation’s articles of incorporation otherwise provide. The Company’s Articles of Incorporation provide that the Company’s shareholders do not have preemptive rights. Under Delaware law, preemptive rights do not exist unless the corporation’s certificate of incorporation specifies otherwise. Echo Therapeutics Delaware’s Certificate of Incorporation will not provide for preemptive rights.

Dividends

Generally, a Minnesota corporation may pay a dividend if its board of directors determines that the corporation will be able to pay its debts in the ordinary course of business after paying the dividend and if, among other things, the dividend payment does not reduce the remaining net assets of the corporation below the aggregate preferential amount payable in the event of liquidation to the holders of the shares having preferential rights, unless the payment is made to those shareholders in the order and to the extent of their respective priorities. A Delaware corporation may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year, except that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Number of Directors

Minnesota law provides that the number of directors shall be fixed by or in the manner provided in the articles of incorporation or bylaws, and that the number of directors may be changed at any time by amendment to or in the manner provided in the articles of incorporation or bylaws. The Company’s Bylaws provide that the Board of Directors shall consist of a number of directors fixed by the Board of Directors but not less than three. Currently the Company has five directors. Delaware law provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. The Bylaws and the Certificate of Incorporation of Echo Therapeutics Delaware will provide that the number of directors may be fixed by resolution of the Board of Directors.

Classified Board of Directors

Both Minnesota and Delaware permit a corporation’s bylaws to provide for a classified board of directors. Delaware permits a maximum of three classes; Minnesota law does not limit the number of classes. The Company currently does not have a classified board of directors and, as of the merger, the Certificate of Incorporation and the Bylaws of Echo Therapeutics Delaware will provide for a classified board of directors with three classes. When the merger is effective, the board of directors of the Surviving Company will be classified and the Board of Directors will assign each of the directors elected at this Annual Meeting to a class. The term of office of those in the first class (Class I) will expire at the first annual meeting after the Reincorporation, the term of office of those in the second class (Class II) will expire at the second annual meeting after the Reincorporation, and the term of office of those in the third class (Class III) will expire at the third annual meeting after the Reincorporation. The Company currently anticipates that Dr. Langer will be appointed a Class I director, Messrs. Witoshkin and Enright will be appointed Class II directors, and Dr. Mooney and Mr. Singh will be appointed Class III directors. Subsequent terms will be three years for each class. A majority of the board of directors may fill vacancies on the board of directors. Directors appointed by a majority of the board of directors to fill vacancies will serve the remainder of the unexpired term; however, directors appointed to fill vacancies created by an increase in the number of directors will serve until the next election of directors.

Action by Directors Without a Meeting

Minnesota and Delaware law permit directors to take written action without a meeting for an action otherwise required or permitted to be taken at a board of directors meeting. Minnesota law provides that a corporation’s articles of incorporation may provide for such written action, other than an action requiring shareholder approval, by the number of directors that would be required to take the same action at a meeting of the board of directors at which all directors were present. The Company’s Articles of Incorporation do not contain such a provision allowing an action to be taken by written consent of less than all of the directors. Delaware law contains no such provision and, thus, written actions by the directors of Echo Therapeutics Delaware must be unanimous. Minnesota law also states that if the articles of incorporation or bylaws so provide, a director may give advance written consent or opposition to a proposal to be acted on at a board of directors meeting; however, such consent or opposition of a director not present at a meeting does not constitute presence for determining the existence of a quorum. Neither the Company’s Articles of Incorporation nor its Bylaws contain such a provision. Delaware law does not contain any advance written consent or opposition provision.

Removal of Director

Under Minnesota law, unless a corporation’s articles of incorporation provide otherwise, a director may be removed with or without cause by the affirmative vote of a majority of the shareholders or, if the director was named by the board of directors to fill a vacancy, by the affirmative vote of a majority of the other directors. Under Delaware law a director of a corporation may be removed with or without cause by the affirmative vote of a majority of shares entitled to vote for the election of directors. However, a director of a Delaware corporation that has a classified board of directors may only be removed for cause, unless the certificate of incorporation provides otherwise. The Bylaws of the Company provide that directors may only be removed for cause and by a vote of shareholders holding at least 75% of the shares entitled to be voted at an election of directors. The Bylaws of Echo Therapeutics Delaware will provide for a classified board of directors and therefore a director may be removed only for cause, and also will require a vote of stockholders holding at least 75% of the shares entitled to be voted at an election of directors to remove a director.

Vacancies on Board of Directors

Under Minnesota law, unless the articles of incorporation or bylaws provide otherwise, (a) a vacancy on a corporation’s board of directors may be filled by the vote of a majority of directors then in office, although less than a quorum, (b) a newly created directorship resulting from an increase in the number of directors may be filled by a majority of directors serving at the time of the increase, and (c) any director so elected shall hold office only until a qualified successor is elected at the next regular or special meeting of shareholders. The Company’s Bylaws follow these provisions. Under Delaware law, a vacancy on a corporation’s board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by the affirmative vote of a majority of the outstanding voting shares, unless otherwise provided in the certificate of incorporation or bylaws. The Certificate of Incorporation of Echo Therapeutics Delaware will provide that a vacancy on a board of directors shall be filled by the affirmative vote of a majority of the remaining directors, and not by the stockholders.

Directors’ Standard of Care and Personal Liability

Minnesota law provides that a director must discharge the director’s duties in good faith, in a manner the director reasonably believes to be in the best interests of the corporation, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. A director who complies with such standards may not be held liable by reason of being a director or having been a director of the corporation. Delaware law provides that the business and affairs of a Delaware corporation are to be managed by or under the direction of its board of directors. The directors of a Delaware corporation owe fiduciary duties, including the duty of care and the duty of loyalty, to the company and its stockholders. The standards required by these duties have been developed through the opinions of the Delaware courts. In general, these fiduciary duties require directors in making a business decision to act on an informed basis, in good faith, and in the honest belief that the action to be taken is in the best interests of the company and its stockholders. When directors act in a manner consistent with their fiduciary duties their decisions are generally presumed to be valid, a presumption often referred to as the business judgment rule, though this presumption can be overcome based on the facts of a specific case.

Conflicts of Interest

Under both Minnesota law and Delaware law, a contract or transaction between a corporation and one or more of its directors, or an entity in or of which one or more of the corporation’s directors are directors, officers, or legal representatives or have a material financial interest, is not void or voidable solely because of such reason, provided that the contract or transaction is fair and reasonable at the time it is authorized, such contract or transaction is ratified by the corporation’s disinterested stockholders after disclosure of the relationship or interest, or such contract or transaction is authorized in good faith by a majority of the disinterested members of the board of directors after disclosure of the relationship or interest. However, if such contract or transaction is authorized by the board of directors, under Minnesota law the interested director may not be counted in determining the presence of a quorum and may not vote on such contract or transaction. Delaware law permits the interested director to be counted in determining whether a quorum of the directors is present at the meeting approving the contract or transaction, and further provides that the contract or transaction shall not be void or voidable solely because the interested director’s vote is counted at the meeting which authorizes the contract or transaction.

Limitation or Elimination of Director’s Personal Liability

Minnesota law provides that the personal liability of a director for breach of fiduciary duty may be eliminated or limited if the articles of incorporation so provide, but the articles may not limit or eliminate such liability for (a) any breach of the directors’ duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends, stock repurchases or redemptions, (d) any transaction in which the director received an improper personal benefit, (e) certain violations of the Minnesota securities laws, and (f) any act or omission that occurs before the effective date of the provision in the articles eliminating or limiting liability. The Company’s Articles of Incorporation provide that, to the fullest extent permitted by the MBCA, a director shall not be personally liable to the Company or its shareholders for monetary damages for breach of a directors’ fiduciary duty. Delaware law provides that if the certificate of incorporation so provides, the personal liability of a director for breach of fiduciary duty as a director may be eliminated or limited, but that the liability of a directors is not limited or eliminated for (a) any breach of the directors’ duty of loyalty to the corporation or its shareholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) the payment of unlawful dividends, stock repurchases or redemptions, or (d) any transaction in which the director received an improper personal benefit. Echo Therapeutics Delaware’s Certificate of Incorporation will contain a provision eliminating the personal liability of its directors for breach of fiduciary duty, subject to the foregoing limitations and to the fullest extent permitted by the DGCL. The Company is not aware of any pending or threatened litigation to which the limitation of directors’ liability would apply.

Indemnification

Minnesota law generally provides for mandatory indemnification of persons acting in an official capacity on behalf of the corporation if such a person acted in good faith, did not receive any improper personal benefit, acted in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. Delaware law permits a corporation to indemnify its officers, directors, employees and agents and expressly provides that such indemnification shall not be deemed exclusive of any indemnification right provided under any bylaw, vote of shareholders or disinterested directors or otherwise. Delaware law permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against parties entitled to indemnity for their conduct on behalf of the corporation, provided that each such person acted in good faith and in a manner such person reasonably believed was in or not opposed to the best interests of the corporation. In Delaware indemnification is available in a criminal action only if the person seeking indemnity had no reasonable cause to believe that the person’s conduct was unlawful. Delaware law does not allow indemnification for directors in the case of an action by or in the right of the corporation (including stockholder derivative suits) for any judgments, fines or amounts paid in settlement, or as to which a director shall have been adjudged to be liable to the corporation unless indemnification (limited to expenses) is ordered by a court. The Certificate of Incorporation of Echo Therapeutics Delaware will provide for indemnification to the fullest extent not prohibited by Delaware law.

Anti-Takeover Legislation

Both the MBCA and the DGCL contain provisions intended to protect shareholders from individuals or companies attempting a takeover of a corporation in certain circumstances. The anti-takeover provisions of the MBCA and the DGCL differ in a number of respects, and it is not practical to summarize all of the differences. However, the following is a summary of certain significant differences.

The Minnesota control share acquisition statute establishes various disclosure and shareholder approval requirements that must be satisfied by individuals or companies attempting a takeover. Delaware has no comparable provision. The Minnesota statute applies to an “issuing public corporation.” An “issuing public corporation” is a publicly-held corporation which is incorporated under or governed by the MBCA and has at least fifty shareholders. The Company is subject to the statute; Echo Therapeutics Delaware, because it is a Delaware corporation, will not be subject to the statute. The Minnesota statute requires disinterested shareholder approval for acquisitions of shares of an “issuing public corporation” which result in the “acquiring person” owning more than a designated percentage of the outstanding shares of such corporation. Accordingly, shareholders who acquire shares without shareholder approval and in excess of a designated percentage of outstanding shares lose their voting rights and are subject to certain redemption privileges of the corporation. Such shares regain their voting rights only if the acquiring person discloses certain information to the corporation and such voting rights are granted by the shareholders at an annual or special meeting of the shareholders. The Minnesota control share acquisition statute applies unless the “issuing public corporation” opts out of the statute in its articles of incorporation or bylaws. The Company has not opted out of such provisions.

While there is no Delaware statute comparable to the Minnesota control share acquisition statute, both Minnesota and Delaware have business combination statutes that are intended primarily to deter takeover bids which propose to use the target’s assets as collateral for the offeror’s debt financing and to liquidate the target, in whole or in part, to satisfy financing obligations.

The Minnesota business combination statute provides that an issuing public corporation (as described above with respect to the Minnesota control share acquisition statute) may not engage in certain business combinations with any person that acquires beneficial ownership of 10% or more of the voting stock of that corporation (i.e., an interested shareholder) for a period of four years following the date on which the person became a 10% shareholder (the share acquisition date) unless, before that share acquisition date, a committee of the corporation’s disinterested directors approve either the business combination or the acquisition of shares. Only specifically defined types of “business combinations” are prohibited by the Minnesota statute. In general, the definition includes:

•	any merger or exchange of securities of the corporation with the interested shareholder;

•	certain sales, transfers, or other disposition of assets of the corporation to an interested shareholder;

•	transfers by the corporation to interested shareholders of shares that have a market value of 5% or more of the value of all outstanding shares, except for a pro rata transfer made to all shareholders;

•	any liquidation or dissolution of, or reincorporation in another jurisdiction of, the corporation which is proposed by the interested shareholder;

•	certain transactions proposed by the interested shareholder or any affiliate or associate of the interested shareholder that would result in an increase in the proportion of shares entitled to vote owned by the interested shareholder; and

•	transactions whereby the interested shareholder receives the benefit of loans, advantages, guarantees, pledges, or other financial assistance or tax advances or credits from the corporation.

For purposes of selecting a disinterested committee, a director or person is “disinterested” if the director or person is neither an officer nor an employee of the issuing public corporation or a related corporation, nor has been an officer or employee within five years preceding the formation of the committee of the issuing public corporation or a related corporation. The disinterested committee must consider and act on any written, good faith proposal to acquire shares or engage in a business combination. The disinterested committee must consider and take action on the proposal and within 30 days render a decision in writing regarding the proposal.

In contrast to the Minnesota statute, the Delaware statute provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, the person is designated an interested stockholder and the corporation may not engage in certain business combinations with such person for a period of three years. However, an otherwise prohibited business combination may be permitted if one of three conditions is satisfied:

•	if before the date the person became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	if in the tender offer or other transaction pursuant to which the person acquires 15% stock ownership the interested stockholder acquires ownership in the same transaction of at least 85% of the outstanding voting stock (excluding for purposes of determining the number of shares outstanding those shares owned by directors who are also officers and those shares owned by certain employee stock ownership plans); or

•	if the combination receives approval from the board of directors at or after the combination and is authorized at an annual or special meeting of stockholders (action by written consent is not permitted) by the affirmative vote of at least two-thirds of the outstanding voting shares not held by the interested stockholder.

As in Minnesota, only certain Delaware corporations are subject to the business combination provisions of Delaware corporation law. A corporation is subject to the statute if it is incorporated under the laws of Delaware and has a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 shareholders. Because Echo Therapeutics Delaware will not meet any of these conditions, it will not be subject to the Delaware business combination statute. However, Echo Therapeutics Delaware may be subject to the Delaware business combination statute in the future.

The “business combinations” prohibited under Delaware law include any of the following:

•	any merger or consolidation with the interested stockholder;

•	any sale, transfer or other disposition of assets to the interested stockholder if the assets have a market value equal to or greater than 10% of the aggregate market value of all of the corporation’s assets;

•	any transfer of stock of the corporation to the interested stockholder, except for transfers in a conversion or exchange or a pro rata distribution; and any receipt by the interested stockholder of any loans, advances, guarantees, pledges, and

•	other financial benefits, except in connection with a pro rata transfer.

The Delaware statute does not apply to any business combination in which the corporation, with the support of a majority of those directors who were serving as directors before any person became an interested stockholder, proposes a merger, sale, lease, exchange or other disposition of at least 50% of its assets, or supports (or does not oppose) a tender offer for at least 50% of its voting stock. In such a case, all interested stockholders are not required to comply with the three-year prohibition and may compete with the corporation-sponsored transaction in certain circumstances.

Minnesota law is somewhat more restrictive than Delaware law with respect to a prospective takeover attempt. In Minnesota, an interested shareholder is one who owns 10% of the outstanding shares while in Delaware 15% is the share ownership threshold. An interested shareholder must wait four years in Minnesota to engage in prohibited business combinations, compared to a three-year waiting period in Delaware. Minnesota also has a potentially broader definition of a business combination which arguably encompasses a larger variety of transactions. Another difference between the two business combination statutes is the method by which prohibited transactions become permissible. In Delaware, an otherwise prohibited business combination may be permitted by board approval, by stockholder approval, or by an acquisition of 85% of the outstanding shares of voting stock. In Minnesota, a prohibited transaction is permitted only by advance board committee approval. In addition, the Delaware statute provides that if the corporation proposes a merger or sale of assets, or does not oppose a tender offer, all interested stockholders are not required to comply with the three year prohibition and in certain circumstances may compete with such proposed transaction. The Minnesota statute does not have a comparable provision. Both the Minnesota and Delaware provisions permit a corporation to “opt out” of the business combination statute by electing to do so in its articles or certificate of incorporation within a specified time period. Neither the Bylaws nor the Articles of Incorporation of the Company contain such an “opt out” provision. Similarly, neither the Certificate of Incorporation nor the Bylaws of Echo Therapeutics Delaware contain such an “opt out” provision.

The MBCA includes other provisions relating to takeovers that are not included in the DGCL. Some of these provisions address a corporation’s use of golden parachutes, greenmail and the standard of conduct of the Board of Directors in connection with the consideration of takeover proposals. The MBCA contains a provision which prohibits a publicly-held corporation from entering into or amending agreements (commonly referred to as golden parachutes) that increase current or future compensation of any officer or director during any tender offer or request or invitation for tenders. The MBCA provides that a publicly-held corporation is prohibited from purchasing or agreeing to purchase any shares from a person who beneficially owns more than 5% of the voting power of the corporation if the shares had been beneficially owned by that person for less than two years, and if the purchase price would exceed the market value of those shares. However, such a purchase will not violate the statute if the purchase is approved at a meeting of the shareholders by a majority of the voting power of all shares entitled to vote or if the corporation’s offer is of at least equal value per share and made to all holders of shares of the class or series and to all holders of any class or series into which the securities may be converted. In considering the best interests of the corporation with respect to a proposed acquisition of an interest in the corporation, the MBCA authorizes the board of directors to consider the interest of the corporation’s employees, customers, suppliers and creditors, the economy of the state and nation, community and social considerations and the long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

Amendment of the Charter

Under Minnesota law, before shareholders may vote on an amendment to the articles of incorporation, either a resolution to amend the articles must have been approved by the affirmative vote of the majority of the directors present at the meeting where such resolution was considered, or the amendment must have been proposed by shareholders holding 3% or more of the voting power of the shares entitled to vote. Amending the articles of incorporation requires the affirmative vote of the holders of the majority of the voting power present and entitled to vote at the meeting (and of each class, if entitled to vote as a class), unless the articles of incorporation require a larger proportion. Minnesota law provides that a proposed amendment may be voted upon by the holders of a class or series even if the articles of incorporation would deny that right, if among other things, the proposed amendment would change the rights or preferences of the class or series, create a new class or series of shares having rights and preferences prior and superior to the shares of that class or series or limit or deny any existing preemptive right of the shares of the class or series. Under Delaware law, the board of directors must adopt a resolution setting forth an amendment to the certificate of incorporation before the stockholders may vote on such amendment. Unless the certificate of incorporation provides otherwise, amendments to the certificate of incorporation generally require the approval of the holders of a majority of the outstanding stock entitled to vote thereon, and if the amendment would increase or decrease the number of authorized shares of any class or series or the par value of such shares, or would adversely affect the rights, powers or preferences of such class or series, a majority of the outstanding stock of such class or series, voting as a class or series, also must approve the amendment.

Amendment of the Bylaws

Minnesota law provides that unless the articles of incorporation reserve the power to the shareholders, the power to adopt, amend, or repeal a corporation’s bylaws is vested in the board of directors, subject to the power of the shareholders to adopt, repeal, or amend the bylaws. After adoption of initial bylaws, the board of directors of a Minnesota corporation cannot adopt, amend, or repeal a bylaw fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the board, or fixing the number of directors or their classifications, qualifications, or terms of office, but may adopt or amend a bylaw to increase the number of directors. Delaware law provides that the power to adopt, amend, or repeal bylaws remains with the corporation’s stockholders, but permits the corporation, in its certificate of incorporation, to also place such power in the board of directors. Under Delaware law, the fact that such power has been placed in the board of directors neither divests nor limits the stockholders’ power to adopt, amend, or repeal bylaws. Where bylaws conflict, shareholder adopted bylaws control. The bylaws of both the Company and Echo Therapeutics Delaware provide or will provide that the bylaws may be may adopted, altered, amended or repealed by their respective Boards of Directors by majority vote, or by their respective shareholders with a vote of 75% of the voting power of shares outstanding and entitled to vote.

Stock Repurchases and Treasury Shares

A Minnesota corporation may acquire its own shares if, after the acquisition, it is able to pay its debts as they become due in the ordinary course of business and if enough value remains in the corporation to satisfy all preferences of senior securities. Under Delaware law, a corporation may purchase or redeem shares of any class except when its capital is impaired or such purchase would cause impairment of capital, except that a corporation may purchase or redeem any of its preferred shares if such shares will be retired upon the acquisition and the capital of the corporation will be reduced by such retirement of shares. The MBCA does not allow treasury shares. Under the DGCL, the Surviving Company may hold treasury shares and such shares may be held, sold, loaned, pledged or exchanged by the Surviving Company. Such treasury shares, however, are not outstanding shares and therefore do not receive any dividends and do not have any voting rights.

Dissenting Shareholder Rights

In some circumstances under Minnesota law and Delaware law, shareholders have the right to dissent from certain corporate transactions by demanding payment in cash for their shares equal to the fair value of the shares as determined by agreement with the corporation or by a court in an action timely brought by the dissenting shareholders. Minnesota law, in general, affords dissenters’ rights upon certain amendments to the articles of incorporation that materially and adversely affect the rights or preferences of the shares of the dissenting shareholder, upon the sale of substantially all corporate assets and upon merger or exchange by a corporation. However, no such appraisal rights exist for the holders of any shares listed on the New York Stock Exchange, the American Stock Exchange or designated as a national market system security on an interdealer quotation system. Delaware law allows for dissenters’ rights only in connection with certain mergers or consolidations. No such appraisal rights exist, however, for corporations whose shares are listed on a national securities exchange or held of record by more than 2,000 stockholders unless the certificate of incorporation provides otherwise (the Echo Therapeutics Delaware Certificate of Incorporation will not provide otherwise) or the stockholders are to receive in the merger or consolidation anything other than (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, (b) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders, (c) cash in lieu of fractional shares of the corporation described in the foregoing clauses (a) and (b), or (d) any combination of clauses (a), (b), or (c). The procedures for asserting dissenters’ rights in Delaware impose most of the initial costs of such assertion on the dissenting shareholder, whereas the Minnesota procedures pose little financial risk to the dissenting shareholder in demanding payment in excess of the amount the corporation determined to be the fair value of its shares.

Dissenters’ Rights for the Reincorporation

Under Minnesota law, you have the right to dissent from the proposed Reincorporation and receive the fair value of your shares in cash if the Board of Directors of the Company determines not to abandon the Reincorporation. See “Summary of Dissenters’ Rights” set forth below.

Abandonment of Reincorporation Merger

Notwithstanding shareholder approval, the Board of Directors may abandon the proposed Reincorporation at any time before the effective time of the Reincorporation if the Board of Directors of the Company determines that in its judgment the Reincorporation does not appear to be in the best interests of the Company or its shareholders, or if any shareholder exercises dissenters’ rights as described elsewhere in this Proxy Statement, raising the possibility that the Company might become obligated to make a substantial payment to such dissenting shareholder or shareholders. In the event the Board of Directors of the Company abandons the Reincorporation, or the Company’s shareholders fail to approve the Reincorporation, the Company would remain a Minnesota corporation.

Federal Income Tax Consequences of Reincorporation

The Reincorporation is intended to be tax free under the Internal Revenue Code of 1986, as amended (the “Code”). The Company does not intend to obtain a legal opinion regarding the tax consequences of the Reincorporation, however. Rather, the Company has been advised by its outside legal counsel that no gain or loss will be recognized by the shareholders of the Company for federal income tax purposes as a result of the consummation of the Reincorporation as proposed. The Company has further been advised by its outside legal counsel that each shareholder of the Company will have a tax basis in the shares of capital stock of Echo Therapeutics Delaware deemed received upon the effective time of the Reincorporation equal to the tax basis of the shareholder in the shares of capital stock of the Company deemed exchanged therefore, and, provided that the shareholder held the shares of capital stock as a capital asset, such shareholder’s holding period for the shares of capital stock of Echo Therapeutics Delaware deemed to have been received will include the holding period of the shares of capital stock of the Company deemed exchanged therefore. No gain or loss will be recognized for federal income tax purposes by the Company or Echo Therapeutics Delaware and Echo Therapeutics Delaware will succeed, without adjustment, to the tax attributes of the Company.

NOTWITHSTANDING THE FOREGOING, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE REINCORPORATION UNDER APPLICABLE STATE, LOCAL OR FOREIGN TAX LAWS.

Required Vote for the Reincorporation

The affirmative vote of a majority of all outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is required to authorize the Reincorporation. The enclosed form of Proxy provides a means for shareholders (i) to vote for the Reincorporation and its resulting effects, (ii) to vote against the Reincorporation and its resulting effects, or (iii) to abstain from voting with respect to the Reincorporation and its resulting effects. Each properly executed proxy received in time for the Annual Meeting will be voted at such meeting as specified therein. If a shareholder executes and returns a proxy but does not specify otherwise, the shares represented by such shareholder’s proxy will be voted for the Reincorporation and all its resulting effects. A vote FOR the proposal will constitute specific approval of the Reincorporation and its resulting effects, and all transactions and proceedings related to the Reincorporation described in this Proxy Statement.

Board Recommendation and Voting Requirements

The Board of Directors unanimously recommends a vote FOR approval of the proposal to change the state of incorporation from Minnesota to Delaware.  Provided a quorum is present, the affirmative vote of holders of a majority of the voting power of the outstanding shares of common stock entitled to vote on this item and present, in person or by proxy, at the Annual Meeting is required for approval of the proposal to change the Company’s state of incorporation from Minnesota to Delaware. All proxies solicited by the Board of Directors will be voted FOR approval of the Reincorporation, unless shareholders specify otherwise in their proxies.

SUMMARY OF DISSENTERS’ RIGHTS

Pursuant to the relevant sections of the Minnesota Business Corporation Act (the “MBCA”), the Company’s shareholders have the right to an appraisal of the value of their shares of the Company’s common stock in connection with proposal for Reincorporation.

Sections 302A.471 and 302A.473 of the MBCA entitle any shareholder of the Company who objects to the Reincorporation proposal and who follows the procedures prescribed by Section 302A.473 of the MBCA to receive cash equal to the “fair value” of such shareholder’s shares of the Company. Set forth below is a summary of the procedures provided for in Section 302A.473 of the MBCA relating to the exercise of such dissenters’ rights. This summary does not purport to be a complete statement of dissenters’ rights and is qualified in its entirety by reference to Sections 302A.471 and 302A.473 of the MBCA, which are reproduced in full as Appendix D attached to this proxy statement and to any amendments to such provisions as may be adopted after the date of this Proxy Statement.

Any shareholder contemplating the possibility of dissenting from the Reincorporation proposal should carefully review the text of Appendix D (particularly the specified procedural steps required to perfect such shareholder’s dissenters’ rights, which are complex) and should also consult such shareholder’s legal counsel. Such rights will be lost if the procedural requirements of Section 302A.473 of the MBCA are not fully and precisely satisfied.

The MBCA provides dissenters’ rights for any shareholder of the Company who objects to the Reincorporation proposal and who meets the applicable statutory requirements contained in the MBCA. Under the MBCA, any shareholder of the Company who (i) files with the Company a written notice of his, her or its intent to demand the fair value of such shareholder’s shares of stock if the Reincorporation proposal is approved and the actions contemplated by the Reincorporation proposal is consummated, which notice is filed with the Company on or before the vote is taken at the Annual Meeting, and (ii) does not vote such shares of stock at the Annual Meeting in favor of the Reincorporation proposal, shall be entitled, if the Reincorporation proposal is approved and the actions contemplated by the Reincorporation proposal is consummated, to receive a cash payment of the fair value of such shareholder’s shares of Company stock upon compliance with the applicable statutory procedural requirements. A failure by any shareholder of the Company to vote against the Reincorporation proposal will not in and of itself constitute a waiver of the dissenters’ rights of such shareholder under the MBCA. In addition, a shareholder’s vote against the Reincorporation proposal will not satisfy the notice requirement referred to in clause (i) above.

Any written notice of a shareholder’s intent to demand payment for such shareholder’s shares if the Reincorporation proposal is approved and the actions contemplated by the Reincorporation proposal are consummated must be filed with the Company at 10 Forge Parkway, Franklin, Massachusetts 02038, Attention: Harry G. Mitchell, prior to the vote on the Reincorporation proposal at the Annual Meeting. A shareholder who votes for the Reincorporation proposal will have no dissenters’ rights with respect thereto. A shareholder who does not satisfy each of the requirements of Sections 302A.471 and 302A.473 of the MBCA is not entitled to payment for such shareholder’s shares of Company stock under the dissenters’ rights provisions of the MBCA and will be bound by the terms governing the Reincorporation.

If the Reincorporation proposal is approved, the Company must send written notice to all shareholders who have given written notice of their intent to demand the fair value of their shares and who have not voted in favor of the Reincorporation proposal as described above. The notice will contain: (i) the address where the demand for payment and certificates representing shares of the Company’s stock (each a “Certificate”) must be sent and the date by which they must be received, (ii) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received, (iii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares (or an interest in them) and to demand payment, and (iv) a copy of the provisions of the MBCA set forth in Appendix D with a brief description of the procedures to be followed under those provisions. A shareholder of the Company who is sent a notice and who wishes to assert dissenters’ rights must demand payment and deposit his, her or its Certificate or Certificates within 30 days after such notice is given by the Company. Prior to the effective time of the consummation of the actions contemplated by the Reincorporation proposal, a shareholder exercising dissenters’ rights retains all other rights of a shareholder of the Company. From and after such effective time, dissenting shareholders will no longer be entitled to any rights of a shareholder of the Company, including, but not limited to, the right to receive notice of meetings, to vote at any meetings or to receive dividends, and will only be entitled to any rights to appraisal as provided by the MBCA.

After the effective time of the consummation of the actions contemplated by the Reincorporation proposal, or upon receipt of a valid demand for payment, whichever is later, the Company must remit to each dissenting shareholder who complied with the requirements of the MBCA the amount the Company estimates to be the fair value of such shareholder’s shares of stock, plus interest accrued from the effective time of the sale to the date of payment. The payment also must be accompanied by certain financial data relating to the Company, the Company’s estimate of the fair value of the shares and a description of the method used to reach such estimate, and a copy of the applicable provisions of the MBCA with a brief description of the procedures to be followed in demanding supplemental payment. The dissenting shareholder may decline the offer and demand payment for the fair value of the Company’s stock. Failure to make such demand on a timely basis entitles the dissenting shareholder only to the amount offered. If the Company fails to remit payment within 60 days of the deposit of the dissenting shareholder’s Certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited Certificates and cancel all transfer restrictions; provided, however, that the Company may again give notice regarding the procedure to exercise dissenters’ rights and require deposit or restrict transfer at a later time. If a dissenting shareholder believes that the amount remitted is less than the fair value of the Company’s common stock plus interest, such dissenting shareholder may give written notice to the Company of his or her own estimate of the fair value of the shares, plus interest, within 30 days after the Company mails its remittance, and demand payment of the difference.

If the Company receives a demand from a dissenting shareholder to pay such difference, it shall, within 60 days after receiving the demand, either pay to the dissenting shareholder the amount demanded or agreed to by the dissenting shareholder after discussion with the Company or file in court a petition requesting that the court determine the fair value of the Company’s common stock.

The court may appoint one or more appraisers to receive evidence and make recommendations to the court on the amount of the fair value of the shares. The court shall determine whether the dissenting shareholder has complied with the requirements of Section 302A.473 of the MBCA and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use. The fair value of the shares as determined by the court is binding on all dissenting shareholders. If the court determines that the fair value of the shares is in excess of the amount, if any, remitted by the Company, then the court will enter a judgment for cash in favor of the dissenting shareholders in an amount by which the value determined by the court, plus interest, exceeds such amount previously remitted. A dissenting shareholder will not be liable to the Company if the amount, if any, remitted to such shareholder exceeds the fair value of the shares, as determined by the court, plus interest.

Costs of the court proceeding shall be determined by the court and assessed against the Company, except that part or all of the costs may be assessed against any dissenting shareholders whose actions in demanding supplemental payments are found by the court to be arbitrary, vexatious or not in good faith.

If the court finds that the Company did not substantially comply with the relevant provisions of the MBCA, the court may assess the fees and expenses, if any, of attorneys or experts as the court deems equitable against the Company. Such fees and expenses may also be assessed against any party in bringing the proceedings if the court finds that such party has acted arbitrarily, vexatiously or not in good faith, and may be awarded to a party injured by those actions. The court may award, in its discretion, fees and expenses of an attorney for the dissenting shareholders out of the amount awarded to such shareholders, if any.

A shareholder of record may assert dissenters’ rights as to fewer than all of the shares registered in such shareholder’s name only if he or she dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the Company in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of such a partial dissenting shareholder are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.

Under Subdivision 4 of Section 302A.471 of the MBCA, a shareholder of the Company has no right, at law or in equity, to set aside the approval of the Proposal or the consummation of the actions contemplated thereby except if such adoption or consummation was fraudulent with respect to such shareholder or the Company.

PROPOSAL 3

APPROVAL OF THE ECHO THERAPEUTICS, INC. 2008 EQUITY INCENTIVE PLAN

DESCRIPTION OF THE ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN

At the Annual Meeting, you will be asked to approve the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). The Board of Directors of the Company has adopted the 2008 Plan, subject to approval by the shareholders. The 2008 Plan is being submitted for your approval primarily to obtain favorable federal income tax treatment for incentive stock options under section 422 of the Code. The purpose of the 2008 Plan is to attract and retain the best possible individuals to promote the success of the Company. The 2008 Plan provides for grants of the following incentive awards to employees, consultants and non-employee directors of the Company and of certain of its affiliates: incentive stock options (to employees only), nonqualified stock options, and restricted stock.

The following is a brief summary of the 2008 Plan. This summary is qualified in its entirety by the specific language of the 2008 Plan, which is attached as Appendix E.

General

Common Stock Available.  The maximum number of shares of the Company’s common stock available under the 2008 Plan for incentive stock options, nonqualified stock options and restricted stock awards as well as other types of awards is 1.7 million. The 2008 Plan also includes annual limits on grants that may be made to individual employees. The 2008 Plan limits and the annual employee limits for awards are as follows:

Type of Award	Plan Limit	Annual Employee Limit

Options	1.7 million shares	425,000 shares
Restricted Stock	1.7 million shares	425,000 shares

Each of the above limitations is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, is terminated, canceled or forfeited, the common stock not issued under the award will again become available for grant under the 2008 Plan. If any option is exercised by surrendering common stock or by having common stock withheld, or if tax obligations are paid by surrendering common stock or by having common stock withheld, only the number of shares issued net of shares withheld or surrendered will be deemed delivered under the 2008 Plan. On March 26, 2008, the closing price reported on the OTCBB of a share of the Company’s common stock was $1.60.

Eligibility.  Employees, consultants and non-employee directors of the Company and of certain affiliates are eligible to receive awards under the 2008 Plan. However, consultants and non-employee directors are not eligible to receive incentive stock options. There are approximately ten employees, six consultants, and three non-employee directors who are eligible to receive awards under the 2008 Plan.

Administration.  The 2008 Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”), which has the authority to interpret the plan and to adopt, amend and repeal rules and regulations for its administration.

Subject to any applicable limitations contained in the 2008 Plan, the Committee may select the recipients of awards and determine (i) the number of common shares covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than fair market value of the underlying shares), (iii) the duration of options (which may not be for longer than 10 years), (iv) the number of common shares subject to any restricted stock, and (v) the terms and conditions of such awards, including conditions for the vesting and purchase of such common shares.

The Committee is required to make appropriate adjustments in connection with the 2008 Plan and any outstanding awards to reflect stock splits, stock dividends, recapitalizations and other similar changes in the Company’s capitalization. If a “Change in Control” (as defined in the 2008 Plan) occurs, each outstanding award of an employee, consultant or non-employee director who has not yet had a termination of service will become fully vested (unless the applicable award agreement provides otherwise). The 2008 Plan also addresses the consequences of a merger or consolidation of the Company with or into another entity (and similar transactions), whether or not a Change in Control. In the event of such a transaction, the Committee may terminate all or a portion of any outstanding awards, if it determines that termination is in the best interests of the Company. If the Committee decides to terminate outstanding options, it will give each grantee holding an option to be terminated at least seven days’ advance notice of the termination. Upon such notice, any such option may be exercised before the termination of the option. Also, the Committee, in the event of such a transaction, may accelerate, in whole or in part, the vesting of any option and/or any restricted stock.

Stock Options

The Committee may award incentive stock options and nonqualified stock options. Incentive stock options offer employees certain tax advantages that are not available for nonqualified stock options. The Committee determines the terms of the options, including the number of shares of common stock subject to the options, the exercise price, and when the option becomes exercisable. However, the term of an incentive stock option may not exceed 10 years (five years in certain cases) and the exercise price per share may not be less than the fair market value of a share of common stock on the date the option is granted (110% of fair market value in certain cases).

When an employee, a consultant or a non-employee director terminates service, his or her option may expire before the end of the otherwise applicable option term. For example, if an employee, a consultant or a non-employee director terminates his or her service for a reason other than retirement, death or disability, his or her options generally remain exercisable for up to three months after termination of service, unless the award agreement provides for a different exercise period. Termination of service by reason of death or disability generally causes the option to terminate one year after such termination, unless the award agreement provides for a different exercise period.

The exercise price may be paid in cash. The Committee may also permit payment of the exercise price in any of the following ways: (i) in shares of our common stock previously acquired by the grantee, (ii) in shares of our common stock newly acquired by the grantee as a result of the exercise, (iii) through a so-called broker-financed transaction, (iv) through a loan from the Company that meets certain requirements, or (v) in any combination of the foregoing methods.

Restricted Stock

The Committee may make restricted stock awards to employees, consultants and non-employee directors (for any or no consideration), subject to any restrictions the Committee may determine. The Committee may accelerate the date(s) on which the restrictions will lapse. Before the lapse of restrictions on shares of restricted stock, the grantee will have voting and dividend rights on the shares. Any grantee who makes an election under section 83(b) of the Code with respect to restricted stock, regarding the immediate recognition of income, must provide the Company with a copy of the election within 10 days of filing the election with the Internal Revenue Service.

Miscellaneous

Transferability.  Awards generally are not transferable, except by will or under the laws of descent and distribution. The Committee has the authority, however, to permit an employee, consultant or non-employee director to transfer nonqualified stock options to certain permitted transferees.

Acceleration of Vesting.  The Committee may, in its discretion, accelerate the date on which stock options may be exercised, and may accelerate the date of termination of the restrictions applicable to restricted stock, if it determines that to do so would be in the best interests of the Company.

Effective Date.  The 2008 Plan became effective April 1, 2008, subject to shareholder approval for the effective award of incentive stock options.

Amendment and Termination.  The 2008 Plan will automatically terminate on April 1, 2018, unless it is terminated sooner by the Board of Directors. The Committee may amend outstanding awards, provided such amendment does not adversely affect the rights of the grantee. The Board of Directors may amend or suspend the 2008 Plan. Shareholder approval, however, is required for (i) any material amendment to the 2008 Plan, (ii) any change in the employees eligible to receive incentive stock options or the number of shares available for the granting of incentive stock options (other than adjustment for certain changes in the Company’s capitalization), and (iii) any change in the material terms of a “performance goal” (for purposes of section 162(m) of the Code).

2008 Plan Benefits

The amount and timing of all awards under the 2008 Plan are determined in the sole discretion of the Committee and therefore cannot be determined in advance. However, any award of incentive stock options is subject to the approval of the 2008 Plan by the shareholders of the Company within the 12 months before or after the 2008 Plan is adopted by the Board of Directors.

The amount and timing of the awards is not determinable as of the date of this Proxy Statement. However, the chart below sets forth the number of shares that the Company may grant to the following individuals and groups under the 2008 Plan assuming that the same number of shares granted to such individuals and groups in 2007 under existing equity incentive plans of the Company are made in 2008 under the 2008 Plan:

	Dollar Value	Number of
Name and Position	($)(1)	Shares(2)

Patrick T. Mooney, M.D., Chief Executive Officer	n/a	0
Shawn K. Singh, J.D., President	n/a	0
Harry G. Mitchell, Chief Financial Officer, Chief Operating Officer and Treasurer	n/a	175,000
Executive Officer Group	n/a	175,000
Non-executive Director Group	n/a	200,000
Non-executive Officer Employee Group	n/a	605,000

(1)	The number of shares exercised in the 2007 awards are reflected in the table, if this number of shares were to be awarded in 2008, the dollar value of such awards would depend on the date of such award and is therefore not determinable.

(2)	The Company also made grants of nonqualified stock options to both executive officers and directors pursuant to individually negotiated agreements and apart from any of the Company’s existing equity incentive plans. These grants have not been taken into account for purposes of the assumptions in this column.

Federal Income Tax Consequences — Options

The Company has been advised by its outside legal counsel that the federal income tax consequences of granting and exercising options under the 2008 Plan are as follows (based on federal tax laws and regulations, as of March 1, 2008). The grant of an option does not result in federal income tax consequences for the optionee or a deduction for the Company.

When an option is exercised, the federal income tax consequences depend on whether the option is an incentive stock option or a nonqualified stock option. An optionee exercising a nonqualified stock option will recognize ordinary income equal to the excess of the fair market value of the Company common stock purchased (on the date of exercise) over the exercise price. An employee will not recognize ordinary taxable income as a result of acquiring stock by exercising an incentive stock option. The excess of the fair market value of the stock on the date of exercise over the exercise price will, however, generally be treated as an item of adjustment for purposes of calculating the employee’s alternative minimum taxable income. If the employee holds the stock he or she receives on exercise of an incentive stock option for a required period of time, the employee will have capital gain (or loss) when the stock is later disposed of. If the employee does not hold the stock for the required period of time, the employee will generally have ordinary income when the stock is disposed of, calculated as thought the incentive stock option had been a nonqualified stock option.

When an optionee recognizes ordinary income on the exercise of a nonqualified stock option or the sale of stock acquired on exercise of an incentive stock option, the Company is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. The Company believes that the 2008 Plan has been designed so that the amount of compensation that may be deducted with respect to options will not be limited by section 162(m) of the Code.

* * * * *

The affirmative vote of a majority of votes cast by the Company’s shareholders at the Annual Meeting is required for approval of the 2008 Plan. Abstentions or broker non-votes will not be counted as votes cast.

The Board of Directors unanimously recommends that the shareholders vote FOR approval of the Echo Therapeutics, Inc. 2008 Equity Incentive Plan.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C., an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2008, and recommends that the shareholders vote for ratification of such appointment. If the shareholders do not ratify the selection of Wolf & Company as the Company’s independent registered public accounting firm, then the selection of such independent auditors will be reconsidered by the Audit Committee. A representative of Wolf & Company, which served as the Company’s independent auditors in the fiscal year ended December 31, 2007, is expected to be present at the Annual Meeting to be available to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

ADDITIONAL INFORMATION

Executive Compensation

Summary Compensation

The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal year ended December 31, 2007, and, if applicable for the fiscal year ended December 31, 2006.

Summary Compensation Table

			Stock	Option	All Other
		Salary	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(4)	($)	($)

Patrick T. Mooney, M.D.(1)	2007	80,769	—	640,122	145,000(5)	865,891
Chief Executive Officer
Shawn K. Singh, J.D.(1)	2007	36,346	—	640,122	115,000(5)	791,468
President (part-time)
Harry G. Mitchell	2007	225,769	—	393,145	12,600(6)	631,514
Chief Operating Officer and	2006	69,145	— (3)	—	56,525(6)	125,670
Chief Financial Officer(2)

(1)	Patrick T. Mooney, M.D. and Shawn K. Singh, J.D. become officers of the Company on September 14, 2007.

(2)	Mr. Mitchell served as Interim Chief Executive Officer from January 2007 until September 14, 2007.

(3)	On September 4, 2006, Mr. Mitchell was granted 42,000 restricted shares. These shares with a value of $39,480 were forfeited upon his termination of full-time employment on December 22, 2006.

(4)	The amounts reported in the “Option Awards” column represent the amount of compensation cost recognized by us in fiscal 2007 for financial statement reporting purposes, as computed in accordance with FAS 123(R). For information regarding significant factors, assumptions and methodologies used in the Company’s computations pursuant to FAS 123(R), see Note 11, “Stock Option Plans — Share-Based Compensation” to the Company’s consolidated financial statements included in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

(5)	Bonus received at the time of the merger with Durham Pharmaceuticals Ltd. (doing business as Echo Therapeutics, Inc.)

(6)	Includes $12,600 paid to Mr. Mitchell as an independent contractor in January 2007 and amounts paid by an agency for the services of Mr. Mitchell for the period from June 14, 2007 through September 3, 2007. The Company paid $85,750 to the agency for the services of Mr. Mitchell during this period. In connection with Mr. Mitchell becoming an employee of the Company as of September 3, 2007, an agency fee of $30,000 was accrued as of December 31, 2006.

Stock Option and Incentive Plans

In 1997, the Company adopted the 1997 Long-Term Incentive and Stock Option Plan (the “1997 Plan”). Pursuant to the 1997 Plan, the Board of Directors (or committees and/or executive officers delegated by the Board) may grant incentive and nonqualified stock options to the Company’s employees, officers, directors, consultants and advisors.

In March 2003, the Board of Directors adopted the 2003 Stock Option and Incentive Plan (the “2003 Plan”). The 2003 Plan was approved by the shareholders in May 2003. Pursuant to the 2003 Plan, the Board of Directors (or committees and/or executive officers delegated by the Board) may grant incentive and nonqualified stock options, restricted stock and other stock-based awards to the Company’s employees, officers, directors, consultants and advisors.

Options granted generally vest 25% on the first anniversary of the vesting start date and 2.5% monthly thereafter. However, certain options granted are allowed accelerated vesting or based on certain milestone accomplishments of the grantee. Vested options expire after a ten-year period from the date of grant. Vesting for options under the 1997 Plan were 100% vested on the date of grant. The Company’s policy is to grant employee and director stock options with an exercise price equal to the fair value of the Company’s common stock at the date of grant.

Restricted stock is issued on the date of grant, but remains subject to forfeiture until completely vested. Restrictions lapse as to 25% of the shares per year on each of the first four anniversaries of the grant date. The restricted stock is not subject to performance milestones or other vesting requirements beyond continued employment on the applicable vesting dates.

Equity Awards Granted in 2007

In connection with the Company’s employment of Dr. Mooney and Mr. Singh in September 2007, the Company granted each of Dr. Mooney and Mr. Singh non-qualified stock options to purchase 500,000 shares of the Company’s common stock at an exercise price of $2.39 per share. One-third of the options vested upon their respective employment agreements becoming effective and one-third of the options will vest on each of the first and second anniversaries of the effective date of employment. The options expire in September 2017.

Mr. Mitchell received non-qualified stock options to purchase 250,000 shares of the Company’s common stock at an exercise price of $2.39 per share in connection with the execution of his employment agreement in September 2007. One-third of the options vested upon the employment agreement becoming effective, and one-third of the options will vest on each of the first and second anniversaries of the effective date of his employment agreement. The options expire in September 2017.

In connection with the Company’s annual award of stock options to its directors and executive officers, in December 2007 the Company granted non-qualified stock options to purchase shares of the Company’s common stock to each of Dr. Mooney and Messrs. Singh and Mitchell in the amounts of, 500,000, 500,000 and 300,000, respectively. The options have an exercise price of $1.39 per share and expire on December 22, 2017. One third of the options vested on the grant date and one-third of the options will vest on each of the first and second anniversaries of the grant date. The options expire in December 2017.

Each of the grants of stock options were made pursuant to individual option agreements and were not made under the Company’s 1997 Plan or 2003 Plan.

Named Executive Officer Employment Agreements

On September 14, 2007, the Company (then known as Sontra Medical Corporation) merged with Durham Pharmaceuticals Ltd., a North Carolina corporation doing business as Echo Therapeutics, Inc. Following the merger, the Company changed its name to “Echo Therapeutics, Inc.” In connection with the merger, the Company entered into an employment agreement with each of Dr. Mooney, and Messrs. Singh and Mitchell (each an “Employee” and together, the “Employees”), dated as of September 14, 2007. The employment agreements became effective as of the effective time of the merger.

In accordance with the Company’s employment agreement with Dr. Mooney, Dr. Mooney serves as the Chief Executive Officer of the Company at an annual salary of $300,000. He also received an initial bonus of $145,000 in connection with his appointment. He is eligible to receive performance bonuses, which are determined in the sole discretion of the Board of Directors. Additionally, the Company granted Dr. Mooney non-qualified stock options to purchase 500,000 shares of the Company’s common stock at an exercise price of $2.39 per share. One-third of the options vested upon the employment agreement becoming effective and one-third of the options will vest on each of the first and second anniversaries of the effective date of his employment. The options will expire in September 2017.

In accordance with the Company’s employment agreement with Mr. Singh, Mr. Singh serves as the President of the Company on a part-time basis at an annual salary of $135,000. He also received an initial bonus of $115,000 in connection with his appointment. He is eligible to receive performance bonuses, which are determined in the sole discretion of the Board of Directors. Additionally, the Company granted him non-qualified options to purchase 500,000 shares of the Company’s common stock at an exercise price of $2.39 per share. One-third of the options vested upon the employment agreement becoming effective and one-third of the options will vest on each of the first and second anniversaries of the effective date of his employment. The options will expire in September 2017.

In accordance with the Company’s employment agreement with Mr. Mitchell, Mr. Mitchell serves as Chief Operating Officer and Chief Financial Officer of the Company at an annual salary of $250,000. He is eligible to receive performance bonuses, which are provided in the sole discretion of the Board of Directors. The Company granted him non-qualified options to purchase 250,000 shares of the Company’s common stock at an exercise price of $2.39 per share. One-third of the options vested upon the employment agreement becoming effective, and one-third of the options will vest on each of the first and second anniversaries of the effective date of his employment agreement. The options will expire in September 2017.

Each of the employment agreements has an initial two year term commencing as of the effective time of the merger and is automatically extended for one year unless a party gives 90 days notice prior to the expiration of the term. The Employees are subject to standard confidentiality provisions.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option
	Unexercised	Unexercised	Exercise	Option
	Options (#)	Options (#)	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date

Patrick T. Mooney, M.D.	166,667	333,333	$2.39	9/14/17(1)
	166,667	333,333	1.39	12/22/17(2)
Shawn K. Singh, J.D.	166,667	333,333	$2.39	9/14/17(1)
	166,667	333,333	1.39	12/22/17(2)
Harry G. Mitchell	100,000	50,000	$0.21	1/02/17(3)
	25,000	—	1.54	3/13/17(4)
	83,333	166,667	2.39	9/14/17(5)
	100,000	200,000	1.39	12/22/17(6)

(1)	In connection with the execution of his respective employment agreement, the Company granted the executive options to purchase 500,000 shares of common stock. One third of the options vested upon execution of the employment agreement on September 14, 2007, options for 166,667 shares will vest on September 14, 2008, and the final one-third (166,666) will vest on September 14, 2009.

(2)	The Company granted the executive options to purchase 500,000 shares of common stock on December 22, 2007. One third of the options vested on the date of the grant, options for 166,667 shares will vest on December 22, 2008, and the final one-third (166,666) will vest on December 22, 2009.

(3)	The Company granted the executive options to purchase 150,000 shares of common stock on January 2, 2007. Twenty-five percent of the options vested on the date of grant, with the remainder vesting as to 25% of the original number of shares underlying the option on each of the first, second and third anniversaries provided that (i) options to purchase 25,000 shares of common stock will vest upon the receipt of an executed, definitive letter of intent from a third party or closing of a financing, whichever occurs first, raising at least $1 million on or before August 31, 2007; and (ii) options to purchase 50,000 shares of common stock shall vest upon closing of financing raising at least $2.5 million on or before August 31, 2008. On June 15, 2007, the terms of condition (i) were satisfied, and as such, 25,000 shares vested. On March 13, 2007, the Board of Directors voted to accelerate an additional 25% of the original options.

(4)	The Company granted the executive options to purchase 25,000 shares of common stock on March 13, 2007. All options vested on the date of grant.

(5)	In connection with the execution of the executive’s employment agreement, the Company granted the executive options to purchase 250,000 shares of common stock. One third of the options vested upon execution of the employment agreement on September 14, 2007, options for 83,333 shares will vest on September 14, 2008, and the final one third (83,333) will vest on September 14, 2009.

(6)	The Company granted the executive options to purchase 300,000 shares of common stock on December 22, 2007. One third of the options vested on the grant date and the remaining amount will vest on each of the next two succeeding anniversary dates of the grant date in equal amounts.

Upon the death or disability of an Employee or termination of an Employee for cause, the Company is obligated to pay amounts accrued as of the date of death or disability or termination for cause. If the Employee is terminated without cause or the Employee terminates for good reason, the Company must pay all amounts accrued under the agreement, basic compensation and a lump sum cash payment equal to a bonus amount based on the average of the performance bonuses paid to the Employee with respect to the Company’s two most recent fiscal years. In addition, all outstanding stock grants will immediately vest. If a change in control of the Company occurs and the Employee is terminated for any reason other than for cause or death or disability, the Company must pay the Employee an amount equal to two times base salary and bonus amount. Except for termination for Cause, in the event the Employee is terminated for any reason, the Employee is entitled to medical benefits coverage for him, his spouse and dependents for 12 months following termination.

Director Compensation

	Fees Earned or		Stock	Option
	Paid in Cash		Awards	Awards	Total
Name	($)		($)(7)	($)(8)	($)

Joseph F. Amaral(1)	$7,500		—	92,183	99,683
Robert S. Langer	48,500	(5)	—	73,291	121,791
Gerard E. Puorro(2)	9,500		—	32,980	42,490
Brian F. Sullivan(3)	4,000		—	—	4,000
Michael R. Wigley(4)	47,000	(6)	—	146,582	193,582
Walter W. Witoshkin	11,500		—	143,432	154,932

(1)	Dr. Amaral resigned on September 14, 2007.

(2)	Mr. Puorro resigned on June 18, 2007.

(3)	Mr. Sullivan resigned on May 22, 2007.

(4)	Mr. Wigley resigned on January 18, 2008.

(5)	Includes $40,000 payable to Dr. Langer for serving as Chairman of the Company’s Scientific Advisory Board.

(6)	Includes $30,000 payable to Mr. Wigley for serving as the Company’s Chairman of the Board.

(7)	Mr. Wigley, Mr. Langer and Mr. Amaral have outstanding restricted stock grants of 15,000, 7,500 and 7,500, respectively, of which 3,750, 1,875 and 1,875 are vested, respectively, as of the end of the most recent fiscal year. Mr. Witoshkin, Mr. Sullivan and Mr. Puorro have no restricted stock grants outstanding as of fiscal year end. Mr. Wigley forfeited 11,250 restricted stock grants on January 18, 2008.

(8)	The amounts reported in the “Option Awards” column represent the amount of compensation cost recognized by the Company in fiscal 2007 for financial statement reporting purposes, as computed in accordance with FAS 123(R). For information regarding significant factors, assumptions and methodologies used in the Company’s computations pursuant to FAS 123(R), see Note 11, “Stock Option Plans — Share-Based Compensation,” to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

The following summarizes the aggregate number of stock options outstanding at fiscal year end for each director: Joseph Amaral — 61,750, Robert S. Langer — 143,604, Gerard E. Puorro — 0, Brian F. Sullivan — 0, Michael R. Wigley — 274,991 and Walter W. Witoshkin — 275,000. All of Mr. Puorro’s and Mr. Sullivan’s options expired on December 18, 2007 and November 22, 2007, respectively. Mr. Wigley forfeited 133,334 stock options on January 18, 2008.

In 2007, directors who are neither employees nor consultants of the Company received cash compensation of $2,500 per in-person Board of Directors meeting attended and $500 per teleconference meeting attended.

Committee members receive cash compensation of $500 per in-person committee meeting attended that falls on a date other than the date of a Board meeting and $500 per teleconference meeting attended. The committee chairman receives cash compensation of $1,500 per committee meeting (both in-person and via teleconference) attended that falls on a date other than the date of a Board meeting. A non-employee Chairman of the Board also receives cash compensation of $2,500 per month. In fiscal 2007, Mr. Wigley served as Chairman and in that capacity received cash compensation of $2,500 per month. Currently, Dr. Langer and Messrs. Enright and Witoshkin are non-employee, non-consultant directors. During the fiscal year ending December 31, 2008, the Company anticipates that a director who is neither an employee nor a consultant of the Company will receive cash compensation of $2,500 per meeting or $500 per conference call. All directors will be reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Director and committee meetings in 2008.

In 2007, Dr. Langer served as the Chairman of the Company’s Scientific Advisory Board and in such capacity receives cash compensation of $10,000 per quarter. During 2008, the Company anticipates that Dr. Langer will continue to serve in such capacity for cash compensation of $10,000 per quarter.

In 2007, directors who were neither employees nor consultants of the Company received an initial option grant of 50,000 shares upon initial election to the Board of Directors and an annual option grant to purchase 25,000 shares of common stock. All such director options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant, were fully vested and exercisable upon grant, and are exercisable for a term of ten years. All directors are also eligible to participate in our 1997 Long-Term Incentive and Stock Option Plan and our 2003 Stock Option and Incentive Plan.

On February 14, 2007, the Company granted an initial option to purchase 50,000 shares of common stock at an exercise price of $0.62 per share, which was fully vested and exercisable upon grant, to Mr. Witoshkin upon his election to the Board of Directors.

In connection with the Company’s annual award of stock options to its directors and executive officers, in December 2007 the Company granted non-qualified stock options to purchase 100,000 shares of the Company’s common stock to each of its non-employee directors (Messrs. Wigley and Witoshkin and Dr. Langer). The Company also granted an additional non-qualified stock option to purchase 100,000 shares to each of Messrs. Wigley and Witoshkin for their service as chairman of the Company’s Board of Directors and chairman of the Company’s Audit Committee, respectively. The options have an exercise price of $1.39 per share and expire on December 22, 2017. One third of the options vested on the grant date and one-third of the options will vest on each of the first and second anniversaries of the grant date. The non-qualified stock option grants were made pursuant to individual option agreements and were not made under the Company’s 1997 Plan or 2003 Plan. Of the non-qualified stock options granted in December 2007, Mr. Wigley forfeited options to purchase 133,334 shares of the Company’s common stock upon his resignation from the Company’s Board of Directors on January 18, 2008. On January 18, 2008, Mr. Wigley also forfeited 11,250 shares of unvested restricted stock grants made in August 2006.

Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of December 31, 2007:

	Number of Shares to be	Weighted Average Exercise	Number of Shares
	Issued Upon Exercise of	Price of Outstanding	Remaining Available for
	Outstanding Options,	Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans

Equity compensation plans approved by shareholders	1,040,647	$2.55	728,074
Equity compensation plans not approved by shareholders	3,050,000	$1.80	0	(2)

Total(1)	4,090,647	$1.99	728,074

(1)	The table does not include shares related to the Echo Therapeutics, Inc. 2008 Equity Incentive Plan discussed under proposal 3 to this Proxy Statement.

(2)	The Company may grant additional non-qualified stock options pursuant to individually negotiated agreements.

Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by Wolf & Company, the Company’s independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2007 and 2006:

Fee Category	Fiscal 2007	Fiscal 2006

Audit Fees	$75,000	$65,500
Audit-Related Fees	16,150	9,400
Tax Fees	6,000	7,550
All Other Fees	0	0

Total Fees	$97,150	$82,450

Audit Fees.  Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Wolf & Company in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services consist of the provision of consents in connection with the Company’s registration statements filed under the Securities Act of 1933, as amended.

Tax Fees.  Consists of fees billed for professional services for tax compliance. These services consist of assistance regarding the preparation of federal and state tax returns.

All Other Fees.  Consists of fees billed to the Company by Wolf & Company for products and services other than the services reported above.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

The Board of Directors has determined that Walter W. Witoshkin is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-B. Mr. Witoshkin is independent as defined under applicable Nasdaq listing standards.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2007 with the Company’s management. The Audit Committee has discussed with Wolf & Company, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from Wolf & Company required by Independence Standards Board Standard No. 1 and has discussed with Wolf & Company its independence. The Audit Committee also considered whether Wolf & Company’s provision of non-audit services to the Company is compatible with maintaining Wolf & Company’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of

Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission (“SEC”).

AUDIT COMMITTEE

Walter W. Witoshkin, Chairman

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Certain Relationships and Related Transactions

January 2007 Financing

On January 30, 2007, the Company issued and sold in a private placement (the “January Financing”) (i) an aggregate of 6,600,000 shares of common stock at a purchase price of $0.10 per share, for aggregate gross proceeds of $660,000.00, and (ii) warrants to purchase an aggregate of 1,650,000 shares of common stock for an exercise price of $0.21 per share. The shares and warrants were issued pursuant to a Common Stock and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of January 2, 2007, by and among the Company, Sherbrooke Partners, LLC (“Sherbrooke”) and additional accredited investors identified in the Purchase Agreement (together with Sherbrooke, the “Purchasers”).

The warrants have a term of two years and contain customary provisions for adjustment to the exercise price in the event of stock splits, combinations and dividends. The warrants also contain weighted average anti-dilution provisions that provide for an adjustment to the then effective exercise price (and number of shares of common stock issuable upon exercise) upon certain dilutive issuances of equity securities. In addition, if the per share market value (as defined in the warrants) of the common stock for any twenty (20) consecutive trading days equals or exceeds $0.63 per share, then the Company may, with the prior written consent of the warrant holders, redeem the unexercised portion of the warrants in cash at a price equal to the number of shares of common stock that remain subject to the warrant multiplied by $0.001. During 2007, holders of warrants purchased 143,705 shares of the Company’s common stock voluntarily, providing gross proceeds of approximately $30,000. During December 2007, the Company requested from the holders of warrants dated January 30, 2007, the right to redeem the outstanding warrants to purchase 1,506,250 shares of the Company’s common stock at $0.21 per share for $0.001 per share. In connection with this request, no warrants were redeemed during 2007 and warrants to purchase 168,750 shares of the Company’s common stock were exercised voluntarily, providing gross proceeds of approximately $35,437. During 2008, no warrants have been redeemed and warrants to purchase 507,500 shares of the Company’s common stock were exercised voluntarily, providing gross proceeds of approximately $106,575.

In the January Financing, each of Messrs. Mitchell and Witoshkin and Dr. Langer, as well as the Company’s former director, Gerard Puorro, purchased the following shares of common stock at a per share purchase price of $0.10 and also received the following number of warrants:

	Number of	Number of
Name	Shares	Warrants

Harry Mitchell	50,000	12,500
Robert Langer	250,000	62,500
Gerard Puorro	200,000	50,000
Michael Wigley	600,000	150,000
Walter Witoshkin	50,000	12,500

Pursuant to the Purchase Agreement, so long as the Purchasers own 20% of the shares purchased in the transaction, the Purchasers have the right to designate one director for election to the Company’s Board of Directors (the “Purchaser Candidate”). The Company has agreed to take such actions as are necessary to cause the election of the Purchaser Candidate, and the Purchasers agreed to vote all of the shares of Company common stock held by the Purchasers to cause the election of the Purchaser Candidate. The Purchaser Candidate may be designated by the Purchasers holding at least a majority of the shares of common stock purchased by the Purchasers in the Financing. Current board member and nominee for re-election, Walter Witoshkin, is the Purchaser Candidate.

In the January Financing, the Purchasers, including Sherbrooke and the five individual investors, acquired from the Company at closing approximately 67% of the issued and outstanding shares of the Company. As reported on Form 8-K and Form 8-K/A, filed January 4, 2007 and January 18, 2007, respectively, this event constituted a change in control of the Company. The Company believes that the Purchasers currently hold collectively approximately 35% of the issued and outstanding shares of the Company. The number of outstanding warrants issued in the January Financing as of March 25, 2008 was 755,000.

June/July 2007 Financing

During June and July 2007, the Company completed a total of three closings of a private placement of common stock which provided aggregate gross proceeds of $1,815,000 (the “June/July Financing”). The investors in the June/July Financing purchased 1,815,000 shares of common stock at a purchase price of $1.00 per share and received five-year warrants to purchase an aggregate of 544,500 shares of common stock at an exercise price of $1.40 per share. The Company has the right to terminate the warrants, upon fifteen (15) days’ notice, in the event (i) the closing bid price of the common stock for twenty-two (22) consecutive trading days is equal to or greater than $3.00 per share and (ii) the Company has registered for resale the shares of common stock underlying the warrants, provided that the registered holder has the right to exercise the warrant at any time prior to such termination. The warrants contain customary provisions for adjustment to the exercise price in the event of stock splits, combinations and dividends. The warrants also contain weighted average anti-dilution provisions that provide for an adjustment to the then effective exercise price if the Company issue equity securities without consideration or for consideration less than $1.00 per share.

The investors in the June/July Financing included Michael Wigley, who purchased 100,000 shares of common stock and warrants for the purchase of 30,000 shares of common stock, for an aggregate purchase price of $100,000 and Harry Mitchell, who purchased 5,000 shares of common stock and warrants for the purchase of 1,500 shares of common stock, for an aggregate purchase price of $5,000.

September 2007 Bridge Note Financing

On September 14, 2007, the Company completed a private placement of Senior Promissory Bridge Notes (the “Senior Notes”) in the aggregate principal amount of $1,325,000 to strategic institutional and individual accredited investors. The Senior Notes were due September 15, 2008 and accrue interest at a rate of 10% per annum. All Senior Notes were either converted into shares of common stock or convertible notes issued in the February 2008 Financing (discussed below). Accordingly, no Senior Notes are currently outstanding.

The Senior Notes were convertible into shares of the Company’s common stock at a ratio determined by dividing the outstanding principal and interest of each Senior Note by a price per share equal to the price per share of the Company’s most recent equity or equity-linked financing. The Senior Notes also contained a provision that allowed the holders to exchange Senior Notes for securities issued in any other subsequent equity or equity-linked financing. In the event of such an exchange, the terms of the Senior Notes reflected a 20% premium so that the holders of the Senior Notes would be deemed to have tendered an amount equal to 120% of the outstanding principal and interest of the Senior Notes in exchange for the equity securities issued to such holders. The holders of the Senior Notes had a single demand registration right exercisable upon the approval of a majority of the holders of the outstanding principal and interest of the Senior Notes.

The Company issued a $750,000 Senior Note to Platinum Long Term Growth VII, an affiliate of Platinum-Montaur Life Sciences, LLC, a $50,000 Senior Note to Michael Wigley, a $100,000 Senior Note to The Price Family Trust dated August 15, 2007 of which Tracy Price, the brother of Shawn K. Singh, J.D., President and Director of the Company, is trustee, and a $25,000 Senior Note to Edward J. Mooney, the father of Patrick T. Mooney, M.D.

Engagement of Burnham Hill Partners, a division of Pali Capital, Inc.

On July 25, 2007, the Company engaged Burnham Hill Partners (“BHP”), a division of Pali Capital, Inc., as its non-exclusive financial advisor for a period of six months. For these financial advisory services, BHP received $50,000 in cash and the Company issued BHP five-year warrants to purchase 60,000 shares of common stock at an exercise price of $1.63 per share.

On September 14, 2007, the Company engaged BHP as its financial advisor in connection with the Company’s merger with Durham Pharmaceuticals Ltd. (doing business as Echo Therapeutics, Inc.) and certain financing activities. The Company issued BHP five-year warrants to purchase 425,000 shares of common stock at an exercise price of $2.39 per share upon consummation of its merger with Durham Pharmaceuticals Ltd., and agreed to pay BHP $150,000 in cash upon the Company’s receipt of $2,500,000, inclusive of the Senior Notes, in connection with a financing as further specified in the Company’s September 14, 2007 agreement with BHP. The warrants provide for weighted-average anti-dilution protection, allow for cashless exercise, are non-redeemable and subject to standard piggyback registration rights.

In connection with the closing of the February 2008 Financing (discussed below), the Company paid BHP $162,000, a fee equal to eight percent of the gross proceeds received by the Company in connection with the issuance of the Senior Notes and the notes issued in the February 2008 Financing. The Company also agreed to issue BHP (or its designees or assignees) warrants to purchase 175,013 shares of common stock (equal to 10% of the shares issuable upon conversion of the notes issued in the February 2008 Financing) at an exercise price of $1.49. The warrants shall have a term of five years and have standard piggyback registration rights, be exercisable pursuant to a cashless exercise provision, and be non-redeemable.

The Company’s engagement with BHP expired on January 31, 2008.

The Company understands that Matthew Balk, the controlling person of Sherbrooke Partners, LLC, is a managing director of BHP, but is not a controlling person of BHP.

Relationship with Cato BioVentures

Shawn K. Singh, J.D., the Company’s President and member of its Board of Directors, also serves as Chief Operating Officer and Principal of Cato Holding Company (doing business as Cato BioVentures) (“Cato BioVentures”). Cato BioVentures and its Chief Executive Officer and Principal, Allen Cato, M.D., Ph D., beneficially own 21.44% of the Company outstanding common stock as of March 25, 2008. The Company has entered into a Strategic Master Services Agreement and Strategic Deferred Payment Agreement with Cato Research Ltd. (“Cato Research”), a global contract research and development organization (“CRO”) and an affiliate of Cato BioVentures.

Pursuant to the Strategic Master Services Agreement, Cato Research provides contract research and development services and regulatory advice (“CRO Services”) to the Company. CRO Services provided by Cato Research under the Strategic Master Services Agreement are performed pursuant to executed work orders, which include instructions and guidelines for specific services and compensation terms. The Strategic Master Services Agreement has an initial one-year term and is automatically renewable for additional one-year terms unless either party provides sixty (60) days’ notice prior to the expiration of any one-year term. The Strategic Master Services Agreement provides an initial $80,000 credit for CRO Services and an ongoing 25% discount on all CRO Services rendered on a time and materials basis during the term of the agreement. As of December 31, 2007, the Company has utilized $41,600 of this credit.

The Strategic Deferred Payment Agreement entitles the Company to defer payment to Cato Research for the aggregate amount of certain critical path CRO Services provided under the Strategic Master Services Agreement for the earlier of six (6) months from the due date of each invoice relating to such CRO Services or the date of the Company’s closing at least $5,000,000 in equity financing following the date of the agreement. The CRO Services covered by this agreement relate to five (5) core drug development programs and regulatory matters related to such development programs. This agreement may be extended for three (3) months by agreement of the parties. As of March 25, 2008, the Company has not deferred any invoice amounts due to Cato Research under the Strategic Deferred Payment Agreement.

February 2008 Financing

On February 11, 2008, the Company completed a private placement of an aggregate principal amount of $2,292,459 of 8% unsecured senior convertible promissory notes due February 12, 2011 and warrants to purchase up to an aggregate of 849,058 shares of the Company’s common stock (the “February 2008 Financing”). The notes and warrants were issued pursuant to a Note and Warrant Purchase Agreement dated as of February 11, 2008, by and among the Company and certain accredited investors identified therein.

The notes are convertible into shares of common stock at the option of the holder at a price per share of $1.35, subject to adjustment for stock splits, combinations or similar events. This conversion price is also subject to weighted average anti-dilution adjustment in the event the Company issues common stock at a price per share less than the conversion price, subject to customary exceptions. Interest on the notes accrues at a rate of 8% per annum and is payable quarterly. The Company, at its option, may pay the interest in cash, additional notes (“PIK Notes”) in aggregate principal amount equal to the interest payment, or in shares of common stock, subject to certain restrictions and conditions. Shares of common stock issued as payment of interest will be valued at the lesser of the conversion price of the note then in effect or 100% of the daily volume weighted average price of the common stock for the five consecutive trading days immediately preceding the interest payment date. The Company has the right to repay the principal amount of the notes in cash, in whole or in part, prior to maturity, and cash or shares of common stock in an amount equal to the amount of interest that would have otherwise accrued from the date of prepayment to either the earlier of (1) six months after such prepayment or (ii) the maturity date, subject to certain restrictions. For so long as at least 25% of the principal amount of notes are outstanding, the Company may not or permit any of its subsidiaries to incur certain additional indebtedness (excluding certain indebtedness the principal amount of which cannot exceed $5,000,000, subject to certain restrictions) without the prior written consent of the holders of at least a majority of the aggregate principal amount of the notes outstanding.

The warrants have a term of five years and are immediately exercisable at an exercise price of $1.69 per share. The warrants provide for full anti-dilution price protection to the holders upon future issuances or deemed issuances (subject to customary exceptions) below the exercise price and allow for cashless exercise. The Company has the option to redeem the warrants, in whole but not in part, upon satisfaction of certain conditions, which include the availability of an effective registration statement or Rule 144 for any resales by the holder and that the shares of common stock trade at a price per share in excess of 200% of the then-applicable exercise price for fifteen trading days out of a period of twenty consecutive trading days prior to the redemption.

Under the terms of the transaction, for so long as the notes remain outstanding, the purchasers have a right, subject to certain exceptions, to participate in any subsequent sale or exchange by the Company of common stock or any securities convertible into common stock (a “Subsequent Financing”) on the same terms and conditions as contemplated by the Subsequent Financing, up to an aggregate of 25% of the principal amount of the notes. In connection with any Subsequent Financing, the purchasers are entitled to convert a portion of the principal amount of the notes in accordance with such participation rights. Additionally, for so long as any notes or warrants remain outstanding, the Company agreed that it will not, or permit its subsidiaries to, declare or pay any dividends or make any distribution to any holders of common stock or purchase or acquire any of its common stock or equity securities.

In connection with the Note and Warrant Purchase Agreement, certain holders of the Senior Notes surrendered their Senior Notes for cancellation as part of the purchase price in the February 2008 Financing. Under the terms of the Senior Notes, each holder that applied the principal amount and interest outstanding on their respective Senior Note received a note in an amount equal to 120% of the principal amount and accrued and unpaid interest of the Senior Note and warrants to purchase an amount of common stock equal to 50% of aggregate principal amount of the note received by such holder. Michael R. Wigley, the Company’s former Chairman of the Board and beneficial owner of 5% or more of the Company’s common stock, Edward J. Mooney, the father of Patrick T. Mooney, M.D., Chief Executive Officer of the Company, The Price Family Trust dated August 15, 2007 of which Tracy Price, the brother of Shawn K. Singh, J.D., President and Director of the Company, is trustee, and Platinum Long Term Growth VII, LLC, an affiliate of Platinum-Montaur Life Sciences, LLC and beneficial owner of more than 5% of the Company’s common stock, each converted their Senior Note for notes and warrants issued in the February 2008 Financing. In addition to converting its Senior Note, Platinum Long Term Growth VII, LLC purchased an additional $625,000 in principle amount of the notes. In total, the Company issued a $1,561,740 note and warrants to purchase

578,422 shares of common stock to Platinum Long Term Growth VII, LLC, a $62,449 note and warrants to purchase 23,129 shares of the Company’s common stock to Michael R. Wigley, a $31,225 note and warrants to purchase 11,565 shares of the Company’s common stock to Edward J. Mooney and a $124,899 note and warrants to purchase 46,259 shares of the Company’s common stock to The Price Family Trust dated August 15, 2007 in connection with the February 2008 Financing. As of February 29, 2008, the amount outstanding on each of Platinum Long Term Growth VII, LLC’s, Michael R. Wigley’s, Edward J. Mooney’s and The Price Family Trust dated August 15, 2007’s notes were $1,561,740, $62,449, $31,225, and $124,899 respectively. On April 1, 2008, the Company paid interest in the form of cash on each of Michael R. Wigley’s, Edward J. Mooney’s and The Price Family Trust dated August 15, 2007’s notes in the amounts of $671, $335, and $1,341 respectively and approximately $16,773 in the form of an additional unsecured senior convertible promissory note on Platinum Long Term Growth VII, LLC’s note.

The Company’s subsidiaries, Sontra Medical, Inc. and Echo Therapeutics, Inc., agreed to guarantee the obligations of the Company under the notes pursuant to separate guaranty agreements entered into by the subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2007, its officers, directors and ten-percent shareholders complied with all applicable Section 16(a) filing requirements applicable to such individuals. The Company’s former Chairman of its Board of Directors, Michael R. Wigley, was late in filing a Form 4 in January of 2008.

Annual Report on Form 10-KSB

The Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-KSB should be sent to the Secretary of the Company at its offices at 10 Forge Parkway, Franklin, Massachusetts 02038.

Other Matters

The Board of Directors does not know of any other matter which may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the person named as proxy in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board of Directors hopes that shareholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to sign, date and complete the enclosed proxy card and return it in the accompanying envelope. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Shareholders who attend the Annual Meeting may vote their shares even though they have sent in their proxies.

Proposals of Shareholders for 2009 Annual Meeting

Any proposal that a shareholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) must be submitted to the Secretary of the Company at its offices, 10 Forge Parkway, Franklin, Massachusetts 02038, no later than December 16, 2008. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If a shareholder of the Company wishes to present a proposal before the 2009 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary of the Company must receive such notice no later than March 1, 2009. If a shareholder fails to provide timely notice of a proposal to be presented at the 2009 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors.

Harry G. Mitchell,
Secretary

Franklin, Massachusetts
April 15, 2008

APPENDIX A

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the “Merger Agreement”) is entered into as of          , 2008 by and between Echo Therapeutics, Inc., a Minnesota corporation (the “Company”), and Echo Therapeutics, Inc., a Delaware corporation (“Echo”).

RECITALS

WHEREAS, Echo desires to acquire all the assets, and to assume all of the liabilities and obligations, of the Company by means of a merger of the Company with an into Echo, with Echo being the surviving corporation (the “Merger”);

WHEREAS, Echo is a wholly-owned subsidiary of the Company;

WHEREAS, Section 302A.621 of the Minnesota Business Corporation Act (the “MBCA”) and Section 253(c) of the Delaware General Corporation Law (the “DGCL”) authorize the merger of a Minnesota corporation into a Delaware corporation;

WHEREAS, Echo shall be the surviving entity (the “Surviving Company”) and continue its existence as a Delaware corporation; and

WHEREAS, the stockholders and Board of Directors of the Company and Echo have approved this Merger Agreement and the consummation of the Merger.

NOW, THEREFORE, the Company and Echo hereby agree as follows:

1. Merger.

At the Effective Time (as defined below), the Company shall be merged into Echo, the separate existence of the Company shall cease and the Surviving Company shall be the surviving entity and continue its existence as a Delaware corporation.

The Merger shall become effective on the date that a Certificate of Ownership and Merger with respect to the Merger is accepted for filing by the Office of the Secretary of State of the State of Delaware (the “Effective Time”) and all other filings or recordings required by the MBCA and the DGCL in connection with the Merger become effective.

2. Transfer, Conveyance and Assumption.  At the Effective Time, the Surviving Company shall continue in existence as the surviving corporation, and without further transfer, succeed to and possess all of the rights, privileges and powers of the Company, and all of the assets and property of whatever kind and character of the Company shall vest in the Surviving Company without further act or deed; thereafter, the Surviving Company shall be liable for all of the liabilities and obligations of the Company, and any claim or judgment against the Company may be enforced against the Surviving Company in accordance with the MBCA and the DGCL.

3. Further Assurances.  If at any time Echo shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Company the title to any property or right of the Company, or otherwise to carry out the provisions hereof, the proper representatives of the Company as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Company, and otherwise to carry out the provisions hereof.

4. Merger Consideration.  At the Effective Time, each share of common stock, par value $0.01, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one (1) issued and outstanding share of common stock, par value $0.01, of the Surviving Company (the “Surviving Company Common Stock”), and from and after the Effective Time, the holders of all said issued and outstanding shares of the Company shall automatically become holders of shares of the Surviving Company, whether or not certificates representing said shares are then issued and delivered in accordance with Section 5 below.

5. Stock Certificates.  On and after the Effective Time, all of the outstanding certificates which prior to that time represented shares of Company Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of Surviving Company Common Stock into which the shares of Company Common Stock represented by such certificates have been converted as provided herein. The registered owner on the books and records of the Company or its transfer agent of any such outstanding stock certificate shall, until such certificate has been surrendered for transfer or otherwise accounted for to the Company or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of Surviving Company Common Stock evidenced by such outstanding certificate as above provided.

6. Options.  At the Effective Time, each outstanding option, warrant or other right to purchase or receive shares of the Company Common Stock shall be converted into and become an option, warrant, or right to purchase or receive the same number of shares of the Surviving Company Common Stock, at a price per share equal to the exercise price of the option, warrant or right to purchase or receive the Company Common Stock and upon the same terms and subject to the same conditions as set forth in the agreements or equity plans entered into by the Company pertaining to such options, warrants, or rights. A number of shares of the Surviving Company Common Stock shall be reserved for the purposes of such options, warrants, and rights equal to the number of shares of the Company Common Stock so reserved as of the Effective Time. As of the Effective Time, the Surviving Company shall assume all obligations of the Company under the agreements or equity plans pertaining to such options, warrants, and rights and the outstanding options, warrants, or other rights, or portions thereof, granted pursuant thereto.

7. Other Employee Benefit Plans.  As of the Effective Time, the Surviving Company hereby assumes all obligations of the Company under any and all employee benefit plans in effect as of said date or with respect to which employee rights or accrued benefits are outstanding as of said date.

8. Outstanding Common Stock of Echo.  As of the Effective Time, the 10 shares of Echo common stock, par value $0.01, presently issued and outstanding in the name of the Company shall be canceled and retired and no Surviving Company Common Stock or other securities shall be issued in respect thereof.

9. Governing Documents.  The Certificate of Incorporation of Echo shall be amended to read in the form attached hereto as Exhibit A and shall be the Certificate of Incorporation of the Surviving Company. The Bylaws attached hereto as Exhibit B shall be the Bylaws of the Surviving Company.

10. Directors and Officers.  The directors and officers of the Company shall become the directors and officers of the Surviving Company at the Effective Time and any committee of the Board of Directors of the Company shall become the members of such committees for the Surviving Company. At the Effective Time, in accordance with Rule 141(d) of the DGCL and the Certificate of Incorporation of the Surviving Company, the Board of Directors of the Surviving Company shall assign its directors to classes of the Board of Directors.

11. Amendments and Waiver.

Any provision of this Merger Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Company and Echo.

No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12. Abandonment.  At any time before the Effective Time, this Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Company or Echo or both, notwithstanding approval of this Merger Agreement by the sole stockholder of Echo and the shareholders of the Company.

13. Survival of Representation and Warranties.  The representations and warranties and agreements contained in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or termination of this Merger Agreement.

14. Integration.  All prior or contemporaneous agreements, contracts, promises, representations, and statements, if any, between the Company and Echo, or their representatives, are merged into this Merger Agreement, and this Merger Agreement shall constitute the entire understanding between the Company and Echo with respect to the subject matter hereof.

15. Successors and Assigns.  The provisions of this Merger Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Merger Agreement without the consent of the other party hereto.

16. Governing Law.  This Merger Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware, without reference to principles of conflicts of law.

17. Counterparts.  This Merger Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Merger Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have hereby executed this Merger Agreement as of the date first set above.

ECHO THERAPEUTICS, INC.
(a Minnesota Corporation)

By:
Name:     Patrick T. Mooney, M.D.

Title:	Chief Executive Officer

ECHO THERAPEUTICS, INC.
(a Delaware Corporation)

By:
Name:     Patrick T. Mooney, M.D.

Title:	Chief Executive Officer

[Signature Page to Merger Agreement]

EXHIBIT A

Certificate of Incorporation

See Appendix B to the Proxy Statement

EXHIBIT B

Bylaws

See Appendix C to the Proxy Statement

APPENDIX B

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ECHO THERAPEUTICS, INC.

FIRST:  The name of the Corporation is Echo Therapeutics, Inc.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, 19808; and the name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD:  The nature of the business or purposes to be conducted or promoted of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:  The total number of shares of stock which the Corporation shall have authority to issue is 70,000,000 shares, consisting of 60,000,000 shares of Common Stock with a par value of $.01 per share (the “Common Stock”) and 10,000,000 shares of Preferred Stock with a par value of $.01 per share (the “Preferred Stock”).

A.  Common Stock.

1.  General.  All shares of Common Stock will be identical and will entitle the holders thereof to the same rights, powers and privileges. The rights, powers and privileges of the holders of the Common Stock are subject to and qualified by the rights of holders of the Preferred Stock.

2.  Dividends.  Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

3.  Dissolution, Liquidation or Winding Up.  In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the holders thereof to receive an equal portion of the net assets of the Corporation available for distribution to the holders of Common Stock, subject to any preferential rights of any the outstanding Preferred Stock.

4.  Voting Rights.  Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held of record by such holder on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by law or provided herein, holders of Common Stock shall vote together with holders of the Preferred Stock as a single class, subject to any special or preferential voting rights of any then outstanding Preferred Stock. There shall be no cumulative voting.

B.  Preferred Stock.

The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors of the Corporation may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or special, preferential or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which

B-1

may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Stock; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Certificate of Incorporation.

FIFTH:  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The Directors of the Corporation shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number of directors as possible. The term of office of Class I will expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of Class II will expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of Class III will expire at the third annual meeting of stockholders following the initial classification of directors. Each director so classified shall hold office until the annual meeting at which his term expires and until his successor has been elected and qualified. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The Board of Directors is authorized to assign members of the Board already in office to such classes as it may determine at the time the classification of the Board of Directors pursuant to this Certificate of Incorporation becomes effective.

SIXTH:  In furtherance and not in limitation of the general powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to make, adopt, amend, alter or repeal the by-laws of the Corporation, except as specifically otherwise provided therein. The stockholders shall also have the power to adopt, amend or repeal the by-laws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the By-Laws of the Corporation.

SEVENTH:  To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director (including any advisory director) of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this paragraph SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH:  Any action required or permitted to be taken by the stockholders at a stockholders’ meeting may be taken without a meeting by unanimous written consent signed by all the stockholders entitled to vote on such action.

NINTH:  The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

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APPENDIX C

BY-LAWS
OF
ECHO THERAPEUTICS, INC.

C-i

C-ii

BY-LAWS
OF
ECHO THERAPEUTICS, INC. (the “Corporation”)

ARTICLE 1

STOCKHOLDERS

1.1  Place of Meetings.  All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Chairman of the Board (if any), the board of directors of the Corporation (the “Board of Directors”) or the Chief Executive Officer or, if not so designated, at the principal office of the Corporation.

1.2  Annual Meeting.  The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date to be fixed by the Chairman of the Board (if any), Board of Directors or the Chief Executive Officer (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Chairman of the Board, the Board of Directors or the Chief Executive Officer and stated in the notice of the meeting.

1.3  Special Meetings.  Special meetings of stockholders may be called for any purpose or purposes at any time by the Chairman of the Board, the Chief Executive Officer, a majority of the Board of Directors, or at the request of stockholders owning a 75% majority of the voting power of the outstanding shares entitled to vote in the election of directors. Special meetings shall be held at such place, on such date and at such time as shall be fixed by the Board of Directors, or the person authorized to call the meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

1.4  Notice of Meetings.  Except as otherwise provided by law, written notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. The notices of all meetings shall state the place, date and hour of the meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

1.5  List of Stockholders.  The officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

1.6  Quorum.  Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Shares held by brokers which such brokers are prohibited from voting (pursuant to their discretionary authority on behalf of beneficial owners of such shares who have not submitted a proxy with respect to such shares) on some or all of the matters before the stockholders, but which shares would otherwise be entitled to vote at the meeting (“Broker Non-Votes”) shall be counted, for the purpose of determining the presence or absence of a quorum, toward the total voting power of the shares of capital stock of the Corporation. If a quorum has been established for the purpose of conducting the meeting, a quorum shall be deemed to be present for the purpose of all votes to be conducted at such meeting, provided that where a separate vote by a class or classes, or series thereof, is required, a majority of the voting power of the shares of such class or classes, or series, present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting power of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

1.7  Adjournments.  Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these By-Laws by the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of 30 days or less if the time and place of the adjourned meeting are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

1.8  Voting and Proxies.  At any meeting of the stockholders, each stockholder shall have one vote for each share of stock entitled to vote at such meeting held of record by such stockholder, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting (to the extent not otherwise prohibited by the Certificate of Incorporation or these By-Laws), may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for such stockholder by written proxy executed by such stockholder or his or her authorized agent or by a transmission permitted by law and delivered to the Secretary of the Corporation. No such proxy shall be voted or acted upon after 3 years from the date of its execution, unless the proxy expressly provides for a longer period. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 1.8 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or reproduction shall be a complete reproduction of the entire original writing or transmission.

All voting, including on the election of directors but excepting where otherwise required by law or the Certificate of Incorporation, may take place via a voice vote. Any vote not taken by voice shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

1.9  Action at Meeting.  When a quorum is present at any meeting of stockholders, the holders of a majority of the stock present or represented and entitled to vote on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on such matter) shall decide any matter to be voted upon by the stockholders at such meeting (other than the election of directors), except when a different vote is required by express provision of law or the Certificate of Incorporation. Any election of directors by the stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at such election, except as otherwise provided by the Certificate of Incorporation. For the purposes of this paragraph, Broker Non-Votes represented at the meeting but not permitted to vote on a particular matter shall not be counted, with respect to the vote on such matter, in the number of (a) votes cast, (b) votes cast affirmatively, or (c) votes cast negatively.

ARTICLE 2

DIRECTORS

2.1  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law or the Certificate of Incorporation, may exercise the powers of the full Board of Directors until the vacancy is filled.

2.2  Number; Election, and Qualification.  The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

2.3  Tenure.  Notwithstanding any provisions to the contrary contained herein, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.4  Vacancies.  Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement thereof, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if any, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of directors and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

2.5  Resignation.  Any director may resign by delivering his or her resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

2.6  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

2.7  Special Meetings.  Special meetings of the Board of Directors, unless otherwise prescribed by law, may be held at any time and place, within or without the State of Delaware, upon the call of the Chairman of the Board or the Chief Executive Officer and shall be held at the written request of at least two directors then in office, provided that the time shall permit the giving of notice, as provided in Section 2.8 of these By-Laws.

2.8  Notice of Special Meetings.  Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 48 hours in advance of the meeting, (ii) by telegram, cable, telecopy, electronic mail, commercial delivery service, or similar means sent to his or her last known business or home address at least 48 hours in advance of the meeting, or (iii) by mailing written notice to his or her last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

2.9  Meetings by Telephone Conference Calls.  Directors or any members of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall be deemed to constitute presence in person at such meeting.

2.10  Quorum.  A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of the whole Board of Directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

2.11  Action at Meeting.  At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

2.12  Action without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the

Board of Directors or committee, as the case may be, consent to such action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

2.13  Removal.  Unless otherwise provided in the Certificate of Incorporation, any one or more or all of the directors may be removed, only for cause, by the holders of at least seventy-five percent (75%) of the shares then entitled to vote at an election of directors.

2.14  Committees.  The Board of Directors shall maintain an Audit Committee and any other committees required by applicable rules and composition requirements as may be promulgated from time to time by the Securities and Exchange Commission, the National Association of Securities Dealers, any exchange upon which securities of the Corporation are traded, or any governmental or regulatory body exercising authority over the Corporation. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more additional committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members of such committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine or as provided herein, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors. Adequate provisions shall be made for notice to members of all meeting of committees. One-third (1/3) of the members of any committee shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

2.15  Compensation of Directors.  Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

ARTICLE 3

OFFICERS

3.1  Enumeration.  The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers with such other titles as the Board of Directors shall determine, including, but not limited to, a Chairman of the Board and one or more Vice Presidents. The Board of Directors may appoint such other officers as it may deem appropriate.

3.2  Qualification.  No officer need be a stockholder. Any two or more offices may be held by the same person.

3.3  Tenure.  Except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws, each officer shall hold office until his or her successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until his or her earlier death, resignation or removal.

3.4  Resignation and Removal.  Any officer may resign by delivering his or her resignation in writing or by electronic transmission to the Chairman of the Board (if any), to the Board of Directors at a meeting thereof, to the Corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his or her resignation or removal, or any right to damages on account of such removal, whether his or her compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

3.5  Vacancies.  The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of Chief Executive Officer and Chief Financial Officer. Each such successor shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

3.6  Chairman of the Board.  The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and stockholders at which he or she is present and shall perform such duties and possess such powers as are designated by the Board of Directors. If the Board of Directors appoints a Vice-Chairman of the Board, he or she shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be designated by the Board of Directors.

3.7  Chief Executive Officer.  The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the Corporation. Unless otherwise provided by the Board of Directors, and provided that there is no Chairman of the Board or that the Chairman and Vice-Chairman, if any, are not available, the Chief Executive Officer shall preside at all meetings of the stockholders, and, if a director, at all meetings of the Board of Directors. The Chief Executive Officer shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe. The Chief Executive Officer shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

3.8  Chief Financial Officer.  The Chief Financial Officer shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office of Chief Financial Officer, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts for such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the Corporation.

3.9  Vice Presidents.  Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and, when so performing, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors. Unless otherwise determined by the Board of Directors, any Vice President shall have the power to enter into contracts and otherwise bind the Corporation in matters arising in the ordinary course of the Corporation’s business.

3.10  Secretary and Assistant Secretaries.  The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board of

Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

3.11  Salaries.  Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

3.12  Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE 4

CAPITAL STOCK

4.1  Issuance of Stock.  Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any issued, authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board of Directors in such manner, for such consideration and on such terms as the Board of Directors may determine.

4.2  Certificates of Stock.  Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by such stockholder in the Corporation. Each such certificate shall be signed by, or in the name of, the Corporation by one or more of the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, or the Secretary of the Corporation. Any or all of the signatures on such certificate may be a facsimile.

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these By-Laws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of such certificate either the full text of such restriction or a statement of the existence of such restriction.

4.3  Transfers.  Except as otherwise established by rules and regulations adopted by the Board of Directors, and subject to applicable law, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares, properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

4.4  Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Chief Executive Officer may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Chief Executive Officer may require for the protection of the Corporation or any transfer agent or registrar.

4.5  Record Date.  The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or, to the extent permitted by the Certificate of Incorporation and these By-laws, to express consent (or dissent) to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 days nor less than 10 days before the date of such meeting.

If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (to the extent permitted by the Certificate of Incorporation and these By-Laws) when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE 5

GENERAL PROVISIONS

5.1  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

5.2  Corporate Seal.  The corporate seal shall be in such form as shall be approved by the Board of Directors.

5.3  Notices.  Except as otherwise specifically provided herein or required by law or the Certificate of Incorporation, all notices required to be given to any person pursuant to these By-Laws shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or facsimile transmission. Notice may also be given to stockholders by a form of electronic transmission in accordance with and subject to the provisions of applicable law. Any such notice shall be addressed to such person at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received shall be deemed to be the time of the giving of the notice.

5.4  Waiver of Notice.  Whenever any notice whatsoever is required to be given by law, by the Certificate of Incorporation or by these By-Laws, a waiver of such notice either in writing signed by the person entitled to such notice or such person’s duly authorized attorney, or by telegraph, facsimile or electronic transmission or any other available method, whether before, at or after the time stated in such waiver, or the appearance of such person or persons at such meeting in person or by proxy, shall be deemed equivalent to such notice.

5.5  Evidence of Authority.  A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall, as to all persons who rely on the certificate in good faith, be conclusive evidence of such action.

5.6  Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-Laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

5.7  Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

5.8  Time Periods.  In applying any provision of these By-Laws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

5.9  Certificate of Incorporation.  All references in these By-Laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

5.10  Severability.  Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

5.11  Pronouns.  All pronouns used in these By-Laws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the persons or persons so designated may require.

ARTICLE 6

AMENDMENTS

6.1  By the Board of Directors.  Except as is otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed, or new by-laws may be adopted, by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

6.2  By the Stockholders.  Except as otherwise set forth in these By-Laws, these By-Laws may be altered, amended or repealed or new by-laws may be adopted by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new by-laws shall have been stated in the notice of such special meeting.

ARTICLE 7

INDEMNIFICATION

7.1  Indemnification.  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including without limitation actions by or in the right of the corporation, a class of its security holders or otherwise, and whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent not prohibited under Delaware law, as amended or modified from time to time, if such person acted in good faith and in a manner believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

7.2  Advances.  Any person claiming indemnification within the scope of Section 7.1 shall be entitled to advances from the Corporation for payment of the expenses of defending actions against such person in the manner and to the full extent not prohibited under Delaware law, as amended or modified from time to time.

7.3  Procedure.  On the request of any person requesting indemnification under Section 7.1, the Board of Directors or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the Board or committee so directs or if the Board or committee is not empowered by statute to make such determination.

7.4  Other Rights.  The indemnification and advancement of expenses provided by this Article 7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

7.5  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of these By-Laws.

7.6  Modification.  The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article 7 shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article 7 shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

APPENDIX D

DISSENTERS RIGHTS
SECTIONS 302A.471 AND 302A.473 OF THE
MINNESOTA BUSINESS CORPORATION ACT

302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.

Subdivision 1.  Actions creating rights.  A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) unless otherwise provided in the articles, an amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

(1) alters or abolishes a preferential right of the shares;

(2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

(3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

(4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section; or

(5) eliminates the right to obtain payment under this subdivision;

(b) a sale, lease, transfer, or other disposition of property and assets of the corporation that requires shareholder approval under section 302A.661, subdivision 2, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

(c) a plan of merger, whether under this chapter or under chapter 322B, to which the corporation is a constituent organization, except as provided in subdivision 3, and except for a plan of merger adopted under section 302A.626;

(d) a plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring organization, except as provided in subdivision 3;

(e) a plan of conversion adopted by the corporation; or

(f) any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

Subd. 2.  Beneficial owners.  (a) A shareholder shall not assert dissenters’ rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

(b) A beneficial owner of shares who is not the shareholder may assert dissenters’ rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

Subd. 3.  Rights not to apply.  (a) Unless the articles, the bylaws, or a resolution approved by the board otherwise provide, the right to obtain payment under this section does not apply to a shareholder of (1) the surviving corporation in a merger with respect to shares of the shareholder that are not entitled to be voted on the merger and are not canceled or exchanged in the merger or (2) the corporation whose shares will be acquired by the acquiring organization in a plan of exchange with respect to shares of the shareholder that are not entitled to be voted on the plan of exchange and are not exchanged in the plan of exchange.

(b) If a date is fixed according to section 302A.445, subdivision 1, for the determination of shareholders entitled to receive notice of and to vote on an action described in subdivision 1, only shareholders as of the date fixed, and beneficial owners as of the date fixed who hold through shareholders, as provided in subdivision 2, may exercise dissenters’ rights.

(c) Notwithstanding subdivision 1, the right to obtain payment under this section, other than in connection with a plan of merger adopted under section 302A.621, is limited in accordance with the following provisions:

(1) The right to obtain payment under this section is not available for the holders of shares of any class or series of shares that is listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market security on the Nasdaq Stock Market.

(2) The applicability of clause (1) is determined as of:

(i) the record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action described in subdivision 1; or

(ii) the day before the effective date of corporate action described in subdivision 1 if there is no meeting of shareholders.

(3) Clause (1) is not applicable, and the right to obtain payment under this section is available pursuant to subdivision 1, for the holders of any class or series of shares who are required by the terms of the corporate action described in subdivision 1 to accept for such shares anything other than shares, or cash in lieu of fractional shares, of any class or any series of shares of a domestic or foreign corporation, or any other ownership interest of any other organization, that satisfies the standards set forth in clause (1) at the time the corporate action becomes effective.

Subd. 4.  Other rights.  The shareholders of a corporation who have a right under this section to obtain payment for their shares, or who would have the right to obtain payment for their shares absent the exception set forth in paragraph (c) of subdivision 3, do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.

History:  1981 c 270 s 80; 1987 c 203 s 2,3; 1988 c 692 s 10; 1991 c 49 s 16; 1992 c 517 art 1 s 15; 1993 c 17 s 40; 1994 c 417 s 5; 1997 c 10 art 1 s 24; 1999 c 85 art 1 s 11; 2000 c 264 s 6,7; 2002 c 311 art 1 s 20; 2004 c 199 art 14 s 16,17; 2006 c 250 art 1 s 27-29

302A.473 PROCEDURES FOR ASSERTING DISSENTERS’ RIGHTS.

Subdivision 1.  Definitions.  (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

(b) “Corporation” means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by merger of that issuer.

(c) “Fair value of the shares” means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

(d) “Interest” means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1, up to and including the date of payment, calculated at the rate provided in section 549.09 for interest on verdicts and judgments.

Subd. 2.  Notice of action.  If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

Subd. 3.  Notice of dissent.  If the proposed action must be approved by the shareholders and the corporation holds a shareholder meeting, a shareholder who is entitled to dissent under section 302A.471 and who wishes to exercise dissenters’ rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

Subd. 4.  Notice of procedure; deposit of shares.  (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to (i) all shareholders who have complied with subdivision 3, (ii) all shareholders who did not sign or consent to a written action that gave effect to the action creating the right to obtain payment under section 302A.471, and (iii) all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

(1) the address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

(2) any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

(3) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

(4) a copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

(b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice required by paragraph (a) was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

Subd. 5.  Payment; return of shares.  (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

(1) the corporation’s closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

(2) an estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

(3) a copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

(b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

(c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

Subd. 6.  Supplemental payment; demand.  If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest, the dissenter may give written notice to the corporation of the dissenter’s own estimate of the fair value of the shares, plus interest, within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

Subd. 7.  Petition; determination.  If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The corporation shall, after filing the petition, serve all parties with a summons and copy of the petition under the Rules of Civil Procedure. Nonresidents of this state may be served by registered or certified mail or by publication as provided by law. Except as otherwise provided, the Rules of Civil Procedure apply to this proceeding. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment in cash for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

Subd. 8.  Costs; fees; expenses.  (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

(b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

(c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

History:  1981 c 270 s 81; 1987 c 104 s 30-33; 1993 c 17 s 41,42; 1997 c 10 art 1 s 25; 2004 c 199 art 14 s 18,19

APPENDIX E

ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN

E-i

ECHO THERAPEUTICS, INC.
2008 EQUITY INCENTIVE PLAN

WHEREAS, Echo Therapeutics, Inc. (the “Company”) hereby wishes to adopt the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “Plan”);

NOW, THEREFORE, effective as of April 1, 2008, the Plan is hereby adopted under the following terms and conditions:

Section 1 — PURPOSE

The Plan is intended to provide a means whereby the Company may, through the grant of Awards to Employees, Consultants and Non-Employee Directors, attract and retain such individuals and motivate them to exercise their best efforts on behalf of the Company and of any Related Corporation.

Section 2 — DEFINITIONS

The following terms, when used herein, shall have the following meanings unless otherwise required by the context:

(a) “Award” shall mean an ISO, an NQSO or shares of Restricted Stock awarded by the Company to an Employee, a Consultant or a Non-Employee Director.

(b) “Award Agreement” shall mean a written document evidencing the grant of an Award, as described in Section 8.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean a committee which consists solely of not fewer than two directors of the Company who shall be appointed by, and serve at the pleasure of, the Board (taking into consideration the rules under Section 16(b) of the Exchange Act and the requirements of Code § 162(m)). In the event a committee has not been established, the entire Board shall be the Committee.

(f) “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

(g) “Company” shall mean Echo Therapeutics, Inc., a Minnesota corporation.

(h) “Consultant” shall mean an individual who is not an Employee or a Non-Employee Director and who has entered into a consulting arrangement with the Company or a Related Corporation to provide bona fide services that (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities.

(i) “Employee” shall mean an officer or other employee of the Company or a Related Corporation.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean the fair market value of a share of Common Stock, arrived at by a determination of the Committee under a method that complies with Code § 422 (for ISOs) or Code § 409A (for NQSOs) and any rules and regulations under such sections, and that is adopted by the Committee. Fair Market Value shall be determined without regard to any “lapse restrictions,” as defined in Treas. Reg. § 1.83-3(i) or any successor thereto.

(l) “Grantee” shall mean an Employee, a Consultant or a Non-Employee Director who has been granted an Award under the Plan.

(m) “ISO” shall mean an Option which, at the time such Option is granted, qualifies as an incentive stock option within the meaning of Code § 422, unless the Award Agreement states that the Option will not be treated as an ISO.

(n) “Non-Employee Director” shall mean a director of the Company who is not an Employee.

(o) “NQSO” shall mean an Option which, at the time such Option is granted, does not qualify as an ISO, whether or not it is designated as a nonqualified stock option in the Award Agreement.

(p) “Option” shall mean an ISO or an NQSO, in either case which entitles the Grantee on exercise thereof to purchase shares of Common Stock at a specified exercise price.

(q) “Plan” shall mean the Echo Therapeutics, Inc. 2008 Equity Incentive Plan as set forth herein.

(r) “Related Corporation” shall mean either a “subsidiary corporation” of the Company, as defined in Code § 424(f), or the “parent corporation” of the Company, as defined in Code § 424(e).

(s) “Restricted Stock” shall mean Common Stock subject to restrictions determined by the Committee pursuant to Section 7.

(t) “Termination of Service” shall mean (i) with respect to an Award granted to an Employee, the termination of the employment relationship between the Employee and the Company and all Related Corporations; (ii) with respect to an Award granted to a Consultant, the termination of the consulting or advisory arrangement between the Consultant and the Company and all Related Corporations; and (iii) with respect to an Award granted to a Non-Employee Director, the cessation of the provision of services as a director of the Company and all Related Corporations; provided, however, that if the Grantee’s status changes from Employee, Consultant or Non-Employee Director to any other status eligible to receive an Award under the Plan, the Committee (subject to Section 12) may provide that no Termination of Service occurs for purposes of the Plan until the Grantee’s new status with the Company and all Related Corporations terminates. For purposes of this subsection, if a Grantee is an Employee, Consultant or Non-Employee Director of a Related Corporation and not the Company, the Grantee shall incur a Termination of Service when such corporation ceases to be a Related Corporation, unless the Committee determines otherwise. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Committee.

Section 3 — ADMINISTRATION

The Plan shall be administered by the Committee. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company. The Committee shall have full authority, subject to the terms of the Plan, to select the Employees, Consultants and Non-Employee Directors to be granted Awards under the Plan, to grant Awards on behalf of the Company, and to set the date of grant and the other terms of such Awards in accordance with the terms of the Plan. The Committee may correct any defect, supply any omission, and reconcile any inconsistency in the Plan and in any Award granted hereunder, in the manner and to the extent it deems desirable. The Committee also shall have the authority (i) to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, and to amend, modify or rescind any such rules and regulations, (ii) to adopt modifications, amendments, procedures, sub-plans and the like, which may be inconsistent with the provisions of the Plan, as are necessary to comply with the laws and regulations of other countries in which the Company operates in order to assure the viability of Awards granted under the Plan to individuals in such other countries, and (iii) to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its shareholders and all Grantees, upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them. Except as otherwise required by the bylaws of the Company or by applicable law, no member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. In addition to the Committee, subject to the restrictions in Sections 6 and 7 below, and to the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company (who are also Board members) the power to grant Awards and exercise such other powers under the Plan as the Board may determine; provided, that the Board shall fix the maximum number of Awards to be granted by such executive officers and the maximum number of shares issuable to any one Participant pursuant to Awards granted by such executive officers.

Section 4 — STOCK

The maximum aggregate number of shares of Common Stock that may be delivered under the Plan is 1,700,000 shares (which is also the maximum aggregate number of shares that may be issued under the Plan through ISOs), subject to adjustment, as described in Section 9. Shares delivered under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose on the open market, from time to time, if it deems such purchase to be advisable. Further, the maximum number of shares with respect to which Awards may be granted to any Employee under the Plan may not exceed 425,000 Shares per fiscal year of the Company.

If any Award expires, terminates for any reason, is cancelled, or is forfeited, the number of shares of Common Stock with respect to which such Award expired, terminated, was cancelled, or was forfeited, shall continue to be available for future Awards granted under the Plan. If any Option is exercised by surrendering Common Stock to the Company or by withholding Common Stock as full or partial payment, or if tax withholding requirements are satisfied by surrendering Common Stock to the Company or by withholding Common Stock, only the number of shares issued net of Common Stock withheld or surrendered shall be deemed delivered for purposes of determining the maximum number of shares that remain available for grant under the Plan.

Section 5 — GRANTING OF AWARDS

The Committee may, on behalf of the Company, grant to Employees, Consultants and Non-Employee Directors such Awards as it, in its sole discretion, determines are warranted. However, Consultants and Non-Employee Directors shall not be eligible to receive ISOs under the Plan. More than one Award may be granted to an Employee, Consultant or Non-Employee Director under the Plan.

Section 6 — TERMS AND CONDITIONS OF OPTIONS

Options shall include expressly or by reference the following terms and conditions as well as such other provisions as the Committee shall deem desirable that do not cause the Option to be subject to Code § 409A and that are not inconsistent with the provisions of the Plan and, for ISOs, Code § 422(b). The Board may delegate to a committee of the Board consisting of one or more Board members, who may be or include the Company’s Chief Executive Officer (the “CEO”) while the CEO is a member of the Board, the right to grant Options for compensation purposes, subject to the limits described in the last sentence of Section 3. Any such delegation to a separate committee of the Board shall be set forth in a resolution duly adopted by the Board. Notwithstanding the aforementioned, such committee of the Board may not grant an Option to the CEO if the committee is or includes the CEO.

(a) Number of Shares.  The Award Agreement shall state the number of shares of Common Stock to which the Option pertains.

(b) Exercise Price.  The Award Agreement shall state the exercise price which shall be determined and fixed by the Committee in its discretion, but the exercise price shall not be less than the higher of 100 percent (110 percent in the case of an ISO granted to a more-than-10-percent shareholder, as provided in subsection (i) below) of the Fair Market Value of a share of Common Stock on the date the Option is granted, or the par value thereof.

(c) Term.  The term of each Option shall be determined by the Committee, in its discretion; provided, however, that the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10-percent shareholder, as provided in subsection (i) below) from the date of grant of the ISO. Each Option shall be subject to earlier termination as provided in subsections (f), (g), and (h) below and in Section 11.

(d) Exercise.  An Option shall be exercisable in such installments, upon fulfillment of such conditions (such as performance-based requirements), or on such dates as the Committee may specify. The Committee may accelerate the exercise date of an outstanding Option, in its discretion, if the Committee deems such acceleration to be desirable.

Any exercisable Option may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate exercise price for such shares. Only full shares shall be issued, and any fractional share which might otherwise be issuable upon exercise of an Option shall be forfeited.

The Committee, in its sole discretion, shall determine from the following alternatives the methods by which the exercise price may be paid:

(1) in cash or, if permitted by the Committee, its equivalent;

(2) in shares of Common Stock previously acquired by the Grantee;

(3) in shares of Common Stock newly acquired by the Grantee upon exercise of such Option (which shall constitute a disqualifying disposition in the case of an ISO);

(4) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option;

(5) if the Committee so determines, at the date of grant in the case of an ISO, or at or after the date of grant in the case of an NQSO, and if the Optionee thereafter so requests, (i) the Company will loan the Optionee the money required to pay the exercise price of the Option; (ii) any such loan to an Optionee shall be made only at the time the Option is exercised; and (iii) the loan will be made on the Optionee’s personal, negotiable, full recourse promissory note, bearing interest at the lowest rate which will avoid the imputation of interest under Code § 7872, with a pledge of the Common Stock acquired upon exercise, and including such other terms as the Committee may prescribe; or

(6) in any combination of paragraphs (1), (2), (3), (4) and (5) above.

In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the aggregate Fair Market Value (determined as of the date of exercise of the Option) of the Common Stock used to pay the exercise price.

(e) ISO Annual Limit.  The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (counting ISOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to an Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limit, the Option shall be treated as an ISO to the extent it may be so treated under the limit and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, ISOs shall be taken into account in the order granted.

(f) Termination of Service for a Reason Other Than Death or Disability.  If a Grantee’s Termination of Service occurs prior to the expiration date fixed for his or her Option for any reason other than death or disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) three months after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(g) Disability.  If a Grantee becomes disabled (within the meaning of Code § 22(e)(3)) prior to the expiration date fixed for his or her Option, and the Grantee’s Termination of Service occurs as a consequence of such disability, such Option may be exercised by the Grantee at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of such Termination of Service (unless the Award Agreement provides a different expiration date in the case of such a termination). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of such Termination of Service, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares. In the event of the Grantee’s legal disability, such Option may be exercised by the Grantee’s legal representative.

(h) Death.  If a Grantee’s Termination of Service occurs as a result of death prior to the expiration date fixed for his or her Option, or if the Grantee dies following his or her Termination of Service but prior to the expiration of the period determined under subsection (f) or subsection (g) above (including any extension of such period provided in the Award Agreement), such Option may be exercised by the Grantee’s estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Grantee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in the Award Agreement, or (ii) one year after the date of the Grantee’s death (unless the Award Agreement provides a different expiration date in the case of death). Such Option may be exercised to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, and shall terminate with respect to the remaining shares.

(i) More-Than-10-Percent Shareholder.  If, after applying the attribution rules of Code § 424(d), the Grantee owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a Related Corporation immediately before an ISO is granted to him or her, the exercise price for the ISO shall be not less than 110 percent of the Fair Market Value of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

Section 7 — RESTRICTED STOCK

(a) General Requirements.  Restricted Stock may be issued or transferred for consideration or for no consideration, as determined by the Committee. If for consideration, payment may be in cash or check (acceptable to the Committee), bank draft, or money order payable to the order of the Company. The Board may delegate to a committee of the Board consisting of one or more Board members, who may be or include the CEO while the CEO is a member of the Board, the right to grant Restricted for compensation purposes, subject to the limits described in the last sentence of Section 3. Any such delegation to a separate committee of the Board shall be set forth in a resolution duly adopted by the Board. Notwithstanding the aforementioned, such committee of the Board may not grant Restricted Stock to the CEO if the committee is or includes the CEO.

(b) Shareholder Rights.  Each Grantee who receives Restricted Stock shall have all of the rights of a shareholder with respect to such shares, subject to the restrictions set forth in subsection (c) below, including the right to vote the shares and receive dividends and other distributions. Any shares of Common Stock or other securities received by a Grantee with respect to a share of Restricted Stock as a stock dividend, or in connection with a stock split or combination, share exchange or other recapitalization, shall have the same status and be subject to the same restrictions as such Restricted Stock. Any cash dividends with respect to a Grantee’s Restricted Stock shall be paid to the Grantee at the same time as such dividends are paid to other shareholders. Unless the Committee determines otherwise, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan and the Grantee has satisfied any federal, state and local tax withholding obligations applicable to such shares.

(c) Restrictions.  Except as otherwise specifically provided in the Plan, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of, and if the Grantee incurs a Termination of Service for any reason, must be offered to the Company for purchase for the amount paid for the shares of Common Stock, or forfeited to the Company if nothing was so paid.

(d) Lapse of Restrictions.  The restrictions described in subsection (c) above shall lapse at such time or times, and on such conditions (such as performance-based requirements), as the Committee may specify.

(e) Notice of Tax Election.  Any Grantee making an election under Code § 83(b) for the immediate recognition of income attributable to the award of Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

Section 8 — AWARD AGREEMENTS

Awards granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, and containing such provisions as the Committee shall deem advisable that are not inconsistent with the provisions of the Plan, Code § 409A and, for ISOs, Code § 422(b). The Award Agreements

shall specify the type of Award granted. Each Grantee shall enter into, and be bound by, an Award Agreement as soon as practicable after the grant of an Award.

Section 9 — ADJUSTMENT IN CASE OF CHANGES IN COMMON STOCK

The following shall be adjusted to reflect any stock dividend, stock split, reverse stock split, spin-off, distribution, recapitalization, share combination or reclassification, or similar change in the capitalization of the Company:

(a) The maximum number and type of shares under the limit set forth in Section 4; and

(b) The number and type of shares issuable upon exercise or vesting of outstanding Options under the Plan (as well as the option price per share under outstanding Options); provided, however, that (i) no such adjustment shall be made to an outstanding ISO if such adjustment would constitute a modification under Code § 424(h), unless the Grantee consents to such adjustment, and (ii) no such adjustment shall be made to an outstanding Option if such adjustment would cause the Option to be subject to Code § 409A.

In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise or vesting of outstanding Options, the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Grantees, and preserve, without exceeding, the value of Awards. For purposes of this Section, Restricted Stock shall be treated in the same manner as issued shares of Common Stock not subject to restrictions.

Section 10 — CHANGE IN CONTROL

(a) Full Vesting.  Notwithstanding any other Section of this Plan, outstanding Restricted Stock shall become fully vested and outstanding Options shall become fully vested and exercisable upon a Change in Control unless the Award Agreement evidencing such Awards provides otherwise. However, this Section shall not increase the extent to which an Award is vested or exercisable if the Grantee’s Termination of Service occurs prior to the Change in Control.

(b) Definition.  “Change in Control” means the date on which any of the following events occur:

(1) Any person (a “Person”), as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company and/or its wholly owned subsidiaries; (ii) any “employee stock ownership plan” (as that term is defined in Code § 4975(e)(7)) or other employee benefit plan of the Company and any trustee or other fiduciary in such capacity holding securities under such plan; (iii) any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (iv) any other Person who, within the one year prior to the event which would otherwise be a Change in Control, is an executive officer of the Company or any group of Persons of which he or she voluntarily is a part), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(2) During any two-year period after the effective date of this Plan, directors of the Company in office at the beginning of such period plus any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction within the purview of paragraph (1) above or paragraph (3) below) whose election by the Board or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board;

(3) The consummation of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Company’s common stock would be converted into cash, securities and/or other property, other than a merger of the Company in which holders of common stock immediately prior to the merger have the same proportionate ownership of voting securities of the surviving corporation immediately after the merger as they had in the common stock immediately before;

or (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Company; or

(4) The Company’s shareholders or the Board shall approve the liquidation or dissolution of the Company.

Section 11 — CERTAIN CORPORATE TRANSACTIONS

In the event of a corporate transaction (such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation), the surviving or successor corporation shall assume each outstanding Award or substitute a new award of the same type for each outstanding Award; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Awards, effective upon the closing of the corporate transaction, if it determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options, the Committee shall give each Grantee holding an Option to be terminated not less than seven days’ notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable under the terms of the Award Agreement and Section 10) up to, and including the date immediately preceding such termination. Further, the Committee may in its discretion accelerate, in whole or in part, the date on which any or all Awards become exercisable or vested (to the extent such Award is not fully exercisable or vested pursuant to the Award Agreement or Section 10).

The Committee also may, in its discretion, change the terms of any outstanding Award to reflect any such corporate transaction, provided that (i) in the case of ISOs, such change would not constitute a “modification” under Code § 424(h), unless the Grantee consents to the change, and (ii) no such adjustment shall be made to an outstanding Option if such adjustment would cause the Option to become subject to Code § 409A.

Section 12 — AMENDMENT OF THE PLAN AND OUTSTANDING AWARDS

The Board, pursuant to resolution, may amend or suspend the Plan, and, except as provided below, the Committee may amend an outstanding Award in any respect whatsoever and at any time; provided, however, that the following amendments shall require the approval of shareholders:

(1) A change in the class of employees eligible to participate in the Plan with respect to ISOs; and

(2) Except as permitted under Section 9, an increase in the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan.

If the Fair Market Value of Common Stock subject to an Option has declined since the Option was granted, the Committee, in its sole discretion, may reduce the exercise price (or the amount over which appreciation is measured) of any (or all) such Option(s), or cancel any (or all) such Option(s) in exchange for cash or the grant of new Awards; provided that any such reduction or cancellation and re-grant does not cause the Option to become subject to Code § 409A. Except as provided in Section 11, no amendment or suspension of an outstanding Award shall (i) adversely affect the rights of the Grantee or cause the modification (within the meaning of Code § 424(h)) of an ISO, without the consent of the Grantee affected thereby, or (ii) cause an Option to become subject to Code § 409A.

Section 13 — TERMINATION OF PLAN; CESSATION OF ISO GRANTS

The Board, pursuant to resolution, may terminate the Plan at any time and for any reason. No ISOs shall be granted hereunder after the 10th anniversary of the date the Plan was adopted or the date the Plan was approved by the shareholders of the Company, whichever was earlier. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Awards granted hereunder which are outstanding on the date the Plan is terminated and which by their terms extend beyond such date.

Section 14 — MISCELLANEOUS

(a) Effective Date.  This Plan shall become effective on April 1, 2008; provided, however, that if the Plan is not approved by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board, all ISOs granted hereunder shall be null and void and no additional ISOs shall be granted hereunder.

(b) Rights.  Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Award, or any other right hereunder, unless and until the Committee shall have granted such individual an Award, and then his or her rights shall be only such as are provided in the Award Agreement. Notwithstanding any provisions of the Plan or the Award Agreement with an Employee, the Company and any Related Corporation shall have the right, in its discretion but subject to any employment contract entered into with the Employee, to retire the Employee at any time pursuant to its retirement rules or otherwise to terminate his or her employment at any time for any reason whatsoever, or for no reason. A Grantee shall have no rights as a shareholder with respect to any shares covered by his or her Award until the issuance of a stock certificate to him or her for such shares, except as otherwise provided under Section 7(b) (regarding Restricted Stock).

(c) Indemnification of Board and Committee.  Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company’s by-laws or the applicable law of the Company’s jurisdiction of incorporation.

(d) Transferability; Registration.  No ISO or Restricted Stock shall be assignable or transferable by the Grantee other than by will or by the laws of descent and distribution. During the lifetime of the Grantee, an ISO shall be exercisable only by the Grantee or, in the event of the Grantee’s legal disability, by the Grantee’s guardian or legal representative. Except as provided in a Grantee’s Award Agreement, such limits on assignment, transfer and exercise shall also apply to NQSOs.

If the Grantee so requests at the time of exercise of an Option or at the time of grant of Restricted Stock, the certificate(s) shall be registered in the name of the Grantee and the Grantee’s spouse jointly, with right of survivorship.

(e) Deferrals.  The Committee may permit or require Grantees to defer receipt of any Common Stock issuable upon the lapse of the restriction period applicable to Restricted Stock, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Common Stock equivalents. In no event, however, shall such deferrals be permitted unless the Grantee’s Award Agreement specifically permits deferrals under this Section.

(f) Listing and Registration of Shares.  Each Award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase of shares of Common Stock thereunder, or that action by the Company, its shareholders, or the Grantee should be taken in order to obtain an exemption from any such requirement or to continue any such listing, registration, or qualification, no Option may be exercised, in whole or in part, and no Restricted Stock may be awarded, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Grantee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased or granted pursuant to the Award shall be for investment purposes and not with a view to distribution; certificates representing such shares may be legended accordingly.

(g) Withholding and Use of Shares to Satisfy Tax Obligations.  The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option or upon the vesting of Restricted Stock shall be subject to applicable federal, state, and local tax withholding requirements. If the exercise of any Option or the vesting of Restricted Stock is subject to the withholding requirements of applicable federal, state or local tax law, the Committee, in its discretion, may permit or require the Grantee to satisfy the federal, state and/or local withholding tax, in whole or in part, by electing to have the Company withhold shares of Common Stock (or by returning previously acquired shares of Common Stock to the Company); provided, however, that the Company may limit the number of shares withheld to satisfy the tax withholding requirements with respect to any Award to the extent necessary to avoid adverse accounting consequences. Shares of Common Stock shall be valued, for purposes of this subsection, at their Fair Market Value (determined as of the date the amount attributable to the exercise or vesting of the Award is includible in income by the Grantee under Code § 83). The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

(h) Application of Funds.  Any cash received in payment for shares pursuant to an Award shall be added to the general funds of the Company. Any Common Stock received in payment for shares shall become treasury stock.

(i) No Obligation to Exercise Option.  The granting of an Option shall impose no obligation upon a Grantee to exercise such Option.

(j) Governing Law.  The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the Company’s jurisdiction of incorporation shall govern the operation of, and the rights of Grantees under, the Plan, and Awards granted thereunder.

(k) Unfunded Plan.  The Plan, insofar as it provides for Awards, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

Echo Therapeutics, Inc.
2008 ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 20, 2008
4:00 p.m. local time
Drinker Biddle & Reath LLP
One Logan Square
1800 Cherry Street
Philadelphia, Pennsylvania 19103

Echo Therapeutics, Inc.
10 Forge Parkway	proxy
Franklin, MA 02038

     This proxy is solicited by the Board of Directors for use at the Echo Therapeutics, Inc. 2008 Annual Meeting of Shareholders on May 20, 2008.
The undersigned, having received notice of the Annual Meeting of Shareholders and the Board of Directors’ proxy statement therefore, and revoking all prior proxies, hereby appoint(s) Patrick T. Mooney, M.D. or following him, Shawn K. Singh, J.D. or Harry G. Mitchell attorney of the undersigned for and in the name(s) of the undersigned to attend the 2008 Annual Meeting of Shareholders of Echo Therapeutics, Inc. (the “Company”) to be held on Tuesday, May 20, 2008, at 4:00 p.m., local time, at the offices of the Drinker Biddle & Reath LLP, One Logan Square, 1800 Cherry Street, Philadelphia, PA 19103, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.
In his discretion, the proxy holder is authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the Annual Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.
See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxy to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK««« EASY««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 20, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/ecte — QUICK««« EASY««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 20, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Echo Therapeutics, Inc., c/o Shareowner Services SM , P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò
The Board of Directors Recommends a Vote FOR each of the Director nominees and FOR each of Items 2, 3 and 4.

1. Election of directors:	01 Vincent D. Enright	04 Shawn K. Singh, J.D.	☐ Vote FOR	☐ Vote WITHHELD
	02 Robert S. Langer, Sc.D	05 Walter W. Witoshkin
	03 Patrick T. Mooney, M.D.		all nominees	from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve the Company’s reincorporation in the State of Delaware and other related changes in the rights of shareholders.	☐ For	☐ Against	☐ Abstain

3.	To approve the Echo Therapeutics, Inc. 2008 Equity Incentive Plan.	☐ For	☐ Against	☐ Abstain

4.	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐ For	☐ Against	☐ Abstain
IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” EACH OF PROPOSALS 2, 3 AND 4.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.